Exhibit 10.11

EXECUTION VERSION

Dated 28 March 2014

ORMAT INTERNATIONAL, INC.

as the Ormat Sponsor

ORMAT HOLDING CORP.

as the Ormat HoldCo

ORPOWER 11 INC.

as the Ormat Shareholder

ORSARULLA INC.

as the Ormat Borrower Entity

SARULLA OPERATIONS LTD

as the Operator

MIZUHO BANK, LTD.
as the Intercreditor Agent

and

MIZUHO BANK (USA)
as the Offshore Security Agent

ORMAT EQUITY SUPPORT DEED

relating to the

SARULLA GEOTHERMAL POWER PROJECT

9 Raffles Place

#42-02 Republic Plaza

Singapore 048619

(65) 6536 1161 (Tel)

(65) 6536 1171 (Fax)

www.lw.com

THIS ORMAT EQUITY SUPPORT DEED (this “Deed”) is dated 28 March 2014 and is made as a deed between:

(1)

ORMAT INTERNATIONAL, INC., a company incorporated under the laws of the State of Delaware whose registered head office is at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801 (the “Ormat Sponsor”);

(2)

ORMAT HOLDING CORP., an exempted company with limited liability incorporated in the Cayman Islands with registered number MC-63118 and its registered office at PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Ormat HoldCo”);

(3)

ORPOWER 11 INC., an exempted company with limited liability incorporated in the Cayman Islands with registered number MC-74257 and its registered office at PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Ormat Shareholder”);

(4)

ORSARULLA INC., an exempted company with limited liability incorporated in the Cayman Islands with registered number MC-186158 and its registered office at PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Ormat Borrower Entity”);

(5)

SARULLA OPERATIONS LTD, an exempted company with limited liability incorporated in the Cayman Islands with registered number MC-196738 and its registered office at PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Operator”);

(6)	MIZUHO BANK, LTD., as intercreditor agent for the Senior Secured Parties (in such capacity, the “Intercreditor Agent”); and

(7)	MIZUHO BANK (USA), as offshore security agent for the Senior Secured Parties (in such capacity, the “Offshore Security Agent”).

BACKGROUND

(A)

The Senior Lenders have made available certain credit facilities to the Borrower on and subject to the terms and conditions of certain of the Senior Finance Documents in order to assist the Borrower to implement the Project.

(B)

The Hedging Banks have entered or will enter into certain hedging arrangements with the Borrower on and subject to the terms and conditions of certain of the Senior Finance Documents in order to assist the Borrower to implement the Project.

(C)

As a condition precedent to the credit facilities and hedging arrangements being made available to the Borrower pursuant to the Senior Finance Documents, the Senior Secured Parties require the Ormat Equity Parties and the Operator, and the Ormat Equity Parties and the Operator have agreed, to enter into this Deed.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

Unless the context requires otherwise or unless otherwise defined in this Deed, the following terms have the following meanings:

“Acceptable Equity Contribution LC”	means a standby letter of credit issued as contemplated in this Deed and which satisfies the requirements of Clause 6.2 (Acceptable Equity Contribution LC Requirements).

“Affected Letter of Credit”	has the meaning given in Clause 6.5 (Requirement to maintain Acceptable Letters of Credit).

“Base Equity Commitment”	means USD44,974,150, which comprises the Core Base Equity Commitment and the Top-Up Base Equity Commitment.

“Base Equity Commitment Cash Collateral Account”	has the meaning given to it in Clause 6.6 (Cash Collateral).

“Base Equity Contribution”

means an Equity Contribution made or required to be made (as the context requires) pursuant to Clause 2.2 (Core Base Equity Commitment), Clause 2.3 (Top-Up Base Equity Commitment), Clause 2.4 (Required Base Equity Contributions) or (to the extent payable in respect of the Unutilised Base Equity Commitment at any time) Clause 4.1 (Right to accelerate).

“Common Terms Agreement”

means the common terms agreement dated on or about the date of this Deed between, among others, Kyuden Sarulla Pte. Ltd., OrSarulla Inc., PT Medco Geopower Sarulla, Sarulla Power Asset Limited and Sarulla Operations Ltd as the Borrower, the Intercreditor Agent and the Offshore Security Agent.

“Contingent Equity Commitment”	means USD11,935,650.

“Contingent Equity Commitment Cash Collateral Account”	has the meaning given to it in Clause 6.6 (Cash Collateral).

“Contingent Equity Contribution”

means an Equity Contribution made or required to be made pursuant to Clause 3.2 (Funding Shortfall) or (to the extent payable in respect of the Unutilised Contingent Equity Commitment) Clause 4.1 (Right to accelerate).

“Contractual Currency”	has the meaning assigned to such term in Clause 22.1 (Currency indemnity).

“Core Base Equity Commitment”	means USD43,794,324, which comprises part of the Base Equity Commitment.

“Dispute”	has the meaning given to it in Clause 32.1(a) (Disputes).

“Eligible Sponsor”	means that the Ormat Sponsor has a long term unsecured debt credit rating of at least A- by Standard & Poor’s or at least A3 by Moody’s.

“Equity Acceleration Notice”	means a notice substantially in the form of Schedule 2 (Form of Equity Acceleration Notice).

“Equity Contribution”

means:

(a)           a payment for the issuance of fully-paid share capital in the Ormat Borrower Entity or the Operator by the Ormat Shareholder; or

(b)         the principal amount of all Subordinated Shareholder Loans (excluding capitalised interest) to the Ormat Borrower by the Ormat Shareholder.

“Existing Arbitration”	has the meaning given to it in Clause 32.6 (Consolidation).

“First Tribunal”	has the meaning given to it in Clause 32.6 (Consolidation).

“Funding Shortfall”	means, at any time, that there is a Funding Shortfall Amount greater than zero at that time.

“Funding Shortfall Amount”

means, at any time, an amount equal to the sum of:

(a)            the aggregate of:

(i)            the amount of Project Costs due and payable at that time; and

(ii)           all Senior Secured Liabilities (excluding Financing Costs which constitute Project Costs) which are due and payable but unpaid at that time;

minus:

(b)          the Available Funding at that time, but excluding for this purpose the undrawn and uncancelled Total Commitment if and to the extent that such Total Commitment is not available to be drawn in accordance with the provisions of the Senior Finance Documents at that time due to any failure or inability of the Borrower to satisfy any of the conditions specified in Clause 3 (Conditions Precedent) of the Common Terms Agreement.

“Interim Measures”	has the meaning given to it in Clause 32.4(a) (Interim Measures).

“O&M Changeover Date”

means:

(a)           the date that is two (2) years after the Lenders’ Completion Date if, at that date, the NAES Technical Support Agreement and the WestJEC Technical Support Agreement remain in full force and effect following such date on terms and conditions (including the term of each agreement) approved by the Intercreditor Agent; or

(b)           the date on which the requirements set out in Clause 21.24(b) (Operation and Maintenance) of the Common Terms Agreement have been satisfied; provided that such date shall not be earlier than the date that is two (2) years after the Lenders’ Completion Date.

“Ormat Equity Party”	means:

(a) the Ormat Sponsor;

(b) the Ormat HoldCo; and

(c) the Ormat Shareholder

“Party”	means a person party to this Deed.

“Permitted Payments”	means a payment or distribution by the Ormat Borrower Entity or the Operator to any Ormat Equity Party which is expressly permitted under Clause 12 (Permitted Payments).

“Presiding Arbitrator”	has the meaning given to it in Clause 32.2(b) (Arbitrators).

“Recipient”	has the meaning given to it in Clause 22 (Currency Indemnity).

“Related Agreement”	has the meaning given to it in Clause 32.6 (Consolidation).

“Relevant Equity Interests”	has the meaning given to it in Clause 8.1(a) (General).

“Relevant Subordinated Liabilities”	has the meaning given to it in Clause 8.1(b) (General).

“Relevant Percentage Share”	means twelve point seventy five per cent. (12.75%).

“Restricted Party”	means any person that is:

(a) listed on, or owned or controlled by a person listed on, a Sanctions List;

(b) a government of a Sanctioned Country;

(c) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country;

(d) resident or located in, operating from, or incorporated under the laws of, a Sanctioned Country; or

(e) to the best knowledge of the relevant Ormat Equity Party (acting with due care and enquiry), otherwise a target of Sanctions.

“Rules”	has the meaning given to it in Clause 32.1(a) (Disputes).

“Secured Property”	means all rights, interests and other assets of any Ormat Equity Party which are secured by any Transaction Security.

“Subordinated Creditor”	means:

(a) each Ormat Equity Party; and

(b) each Affiliate (other than a Borrower Entity) of each of the foregoing persons.

“Subordinated Documents”	means:

	(a)	each Equity Document; and

	(b)	each Project Document and each other document,

in each case to which any Subordinated Creditor and the Ormat Borrower Entity or any other Borrower Entity is party.

means all present and future sums, obligations and liabilities whatsoever (actual or contingent, joint or several or joint and several) payable, owing, due or incurred by the Ormat Borrower Entity or the Operator to a Subordinated Creditor, whether by contract (including under or in connection with the Subordinated Documents or otherwise), at law or in equity, whether or not matured and whether or not liquidated (including without limitation any right of subrogation), together with:

	(a)	any permitted novation, transfer, deferral or extension of any of those liabilities;

“Subordinated Liabilities”	(b)	any further advances which may be made by a Subordinated Creditor to the Ormat Borrower Entity or the Operator under any agreement expressed to be supplemental to any Subordinated Document plus all interest, fees and costs in connection therewith;

	(c)	any claim for damages or restitution by a Subordinated Creditor against the Ormat Borrower Entity or the Operator in the event of rescission of any of those liabilities or otherwise in connection with the Subordinated Documents;

	(d)	any claim against the Ormat Borrower Entity or the Operator flowing from any recovery by the Ormat Borrower Entity or the Operator of a payment or discharge in respect of those liabilities on grounds of preference or otherwise; and

	(e)	any amounts (such as post-insolvency interest) which would be included in any of the above following any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

“Subordinated Shareholder Loan”

means any amount advanced or lent or deemed to be advanced or lent pursuant to the Subordinated Shareholder Loan Agreement by the Ormat Shareholder to the Ormat Borrower Entity or, as the context may require, the principal amount of each such advance or loan outstanding from time-to-time.

“Subordinated Shareholder Loan Agreement”

means the subordinated shareholder loan agreement entered or to be entered into between the Ormat Shareholder and the Ormat Borrower Entity, delivered to and approved by the Intercreditor Agent pursuant to Clause 3.1 (Conditions Precedent to Delivery of First Drawdown Notice) of the Common Terms Agreement.

“Subordinated Shareholder Loan Assignment Agreement”

means the subordinated shareholder loan assignment agreement entered or to be entered into by the Ormat  Shareholder and the Offshore Security Agent with respect to Subordinated Shareholder Loans, delivered to and approved by the Intercreditor Agent pursuant to Clause 3.1 (Conditions Precedent to Delivery of First Drawdown Notice) of the Common Terms Agreement.

“Top-Up Base Equity Commitment”	means USD1,179,826, which comprises part of the Base Equity Commitment.

“Transfer”	has the meaning given to it in Clause 8.1 (General).

“Unutilised Base Equity Commitment”	means, at any time, the sum of: (a) the Base Equity Commitment; minus (b) the aggregate of all Base Equity Contributions made or which are required to be made, in each case, at that time.

“Unutilised Contingent Equity Commitment”	means, at any time, the sum of: (a) the Contingent Equity Commitment; minus (b) the aggregate of all Contingent Equity Contributions made or which are required to be made, in each case, at that time.

1.2	Construction

(a)

Terms defined, or incorporated by reference in, the Common Terms Agreement or the Accounts Agreement have the same meaning when used in this Deed unless otherwise defined in this Deed or the context otherwise requires.

(b)

The provisions of Clause 1.2 (Construction), Clause 1.3 (Successors and Assigns) and Clause 1.4 (Miscellaneous) (except for Clause 1.4(f) (Calculations)) of the Common Terms Agreement are hereby incorporated into this Deed mutatis mutandis, except that references therein to “this Agreement” shall be deemed to be references to this Deed.

1.3	Effect as a Deed

This Deed shall take effect as a deed notwithstanding that it may not have been executed as a deed by one or more Parties.

1.4	Subordinated Documents

Nothing in the Subordinated Documents shall prejudice or limit the rights, powers or benefits of the Senior Secured Parties or any of them under this Deed and in the event of any conflict between the terms of the Subordinated Documents and the terms of this Deed, the terms of this Deed shall prevail.

1.5	Third Party Rights

Unless expressly provided to the contrary in this Deed, a person who is not a Party may not enforce any of its terms under the Contract (Right of Third Parties) Act 1999. Notwithstanding any term of this Deed, no consent of any third party is required for any amendment.

1.6	Acknowledgement

Each Equity Party acknowledges and agrees that:

(a)

the Senior Secured Parties have entered into or will enter into the Senior Finance Documents to which any Equity Party is a party in reliance on it entering into and becoming bound by the provisions of this Deed; and

(b)	its obligations under this Deed shall become effective on and from the date on which this Deed is executed by it, notwithstanding that the First Drawdown Date may or may not occur.

2.	Base Equity Contributions

2.1	Base Equity Commitment

The Ormat Sponsor shall ensure that  the Ormat Shareholder makes Base Equity Contributions in an aggregate amount not exceeding the Base Equity Commitment at the times, in the manner and in the amounts specified in this Deed.

2.2	Core Base Equity Commitment

(a)

Subject to paragraph (b) below, the Ormat Sponsor shall ensure that  the Ormat Shareholder makes Base Equity Contributions in an amount equal to the Relevant Percentage Share of such amount of Equity as is necessary to enable the Borrower to fund Project Costs as and when they fall due for payment.

(b)	No Base Equity Contribution shall be required to be made pursuant to paragraph (a) above:

(i)	unless and until the Total Commitment has been fully utilised up to the Senior Debt Provisional Limit; or

(ii)

if and to the extent that the making of such Base Equity Contribution would result in the aggregate amount of Base Equity Contributions made pursuant to paragraph (a) above exceeding the Core Base Equity Commitment.

2.3	Top-Up Base Equity Commitment

(a)

Subject to paragraph (b) below, the Ormat Sponsor shall ensure that, not less than six (6) Business Days prior to each Drawdown Date on which a Top-Up Advance is to be made, the Ormat Shareholder makes one or more Base Equity Contributions in an aggregate amount equal to the Relevant Percentage Share of such amount of Equity as is necessary to ensure that, on the date of that Drawdown Notice and the date on which the Top-Up Advance contemplated by the Drawdown Notice is required to be made under the Senior Finance Documents, the Borrower will satisfy the condition specified in Clause 3.4(b) (Top-Up Advances) of the Common Terms Agreement.

(b)	No Base Equity Contribution shall be required to be made pursuant to paragraph (a) above:

(i)	unless and until all Contingent Equity Contributions have been made or are required to have been made pursuant to Clause 3.2 (Funding Shortfall); or

(ii)

if and to the extent that the making of such Base Equity Contribution would result in the aggregate amount of Base Equity Contributions made pursuant to paragraph (a) above exceeding the Top-Up Base Equity Commitment.

2.4	Required Base Equity Contributions

(a)	If, at any time on or before the Lenders’ Completion Date:

(i)	the Borrower is unable to fund, or is reasonably likely to be unable to fund, the payment of any Project Costs which are due and payable from the following sources of funds:

(A)	the amounts standing to the credit of the Construction and Supply Accounts and the Onshore Disbursement Account; or

(B)

the undrawn and uncancelled Total Commitment, but excluding for this purpose the undrawn and uncancelled Total Commitment if and to the extent that such Total Commitment is not available to be drawn at that time in accordance with the provisions of the Senior Finance Documents due to any failure or inability of the Borrower to satisfy any of the conditions specified in Clause 3 (Conditions Precedent) of the Common Terms Agreement; and

(ii)	there is any Unutilised Base Equity Commitment as at that date,

then:

(A)	the Operator must, not later than three (3) Business Days after that date, deliver to all Sponsors a notice specifying the amount of the shortfall; or

(B)

if the Operator fails to deliver a notice in accordance with paragraph (A) above, the Intercreditor Agent may deliver such notice (provided that a failure by the Intercreditor Agent to deliver a notice to any Sponsor other than the Ormat Sponsor will not affect the Ormat Sponsor’s obligations under this Clause 2.4).

(b)

The Ormat Sponsor shall ensure that the Ormat Shareholder makes, not later than seven (7) Business Days after a notice is delivered to it under paragraph (a) above, one or more Base Equity Contributions in an aggregate amount equal to the lesser of:

(i)	the Relevant Percentage Share of the shortfall amount specified in the notice delivered under paragraph (a) above; and

(ii)	the Unutilised Base Equity Commitment at the time the Base Equity Contributions are required to be made under this paragraph (b).

3.	Contingent Equity Contributions

3.1	Contingent Equity Commitment

The Ormat Sponsor shall ensure that the Ormat Shareholder makes Contingent Equity Contributions in an aggregate amount not exceeding the Contingent Equity Commitment at the times, in the manner and in the amounts specified in this Deed.

3.2	Funding Shortfall

(a)	If, at any time on or before the Lenders’ Completion Date:

(i)	there is a Funding Shortfall;

(ii)	the Core Base Equity Commitment has been fully utilised in accordance with the provisions of this Deed; and

(iii)	at the time of such Funding Shortfall there is any Unutilised Contingent Equity Commitment,

then:

(A)

the Operator must, promptly after it becomes aware that the Funding Shortfall has occurred and in any event not later than three (3) Business Days after the Funding Shortfall occurs, deliver to all Sponsors a notice specifying that a Funding Shortfall has occurred and the relevant Funding Shortfall Amount; or

(B)

if the Operator fails to deliver a notice in accordance with paragraph (A) above, the Intercreditor Agent may deliver such notice (provided that a failure by the Intercreditor Agent to deliver a notice to any Sponsor other than the Ormat Sponsor will not affect the Ormat Sponsor’s obligations under this Clause 3.2).

(b)

The Ormat Sponsor shall ensure that the Ormat Shareholder makes, not later than seven (7) Business Days after a notice is delivered to it under paragraph (a) above, one or more Contingent Equity Contributions in an aggregate amount equal to the lesser of:

(i)	the Relevant Percentage Share of the Funding Shortfall Amount specified in the notice delivered under paragraph (a) above; and

(ii)	the Unutilised Contingent Equity Commitment at the time the Contingent Equity Contributions are required to be made under this paragraph (b).

4.	Acceleration of Equity Commitments

4.1	Right to accelerate

(a)

If, at any time prior to the Lenders’ Completion Date, an Event of Default subsists, then the Intercreditor Agent may deliver an Equity Acceleration Notice to the Ormat Borrower Entity and the Ormat Sponsor requiring the Ormat Sponsor to pay, or procure the payment of, an amount equal to the Unutilised Base Equity Commitment, calculated as at the date of the Equity Acceleration Notice.

(b)	If:

(i)	the Intercreditor Agent exercises any Remedies pursuant to which all Senior Loans are declared prematurely due and payable; or

(ii)

a Hedging Counterparty exercises its rights pursuant to Clause 5.2(a)(i)(E) (Hedging Counterparty Restrictions) of the Intercreditor Deed, and the Intercreditor Agent is instructed pursuant to the Intercreditor Deed to take the following action, then the Intercreditor Agent may deliver an Equity Acceleration Notice to the Ormat Borrower Entity and the Ormat Sponsor requiring the Ormat Sponsor to pay, or procure the payment of, an amount equal to the Unutilised Contingent Equity Commitment, calculated as at the date of the Equity Acceleration Notice.

(c)

If the Debt to Equity Ratio at the Lenders’ Completion Date exceeds the Maximum Debt to Equity Ratio, then the Intercreditor Agent may deliver an Equity Acceleration Notice to the Ormat Borrower Entity and the Ormat Sponsor requiring the Ormat Sponsor to pay, or procure the payment of, by the time required under Clause 5.3(d)(ii) (Debt to Equity Ratio) of the Common Terms Agreement, an amount equal to the lesser of:

(i)	the Relevant Percentage Share of the Mandatory Debt to Equity Ratio Prepayment Amount; and

(ii)	the sum of the Unutilised Base Equity Commitment and the Unutilised Contingent Equity Commitment, calculated as at the date of the Equity Acceleration Notice.

4.2	Timing of payment

In the case of Clause 4.1(a) (Right to accelerate), within seven (7) Business Days after delivery of an Equity Acceleration Notice in accordance with Clause 4.1 (Right to accelerate), or, in the case of Clause 4.1(c) (Right to accelerate), by the time required under Clause 5.3(d)(ii) (Debt to Equity Ratio) of the Common Terms Agreement, the Ormat Sponsor shall pay, or cause to be paid, by way of any Ormat Shareholder making one or more Equity Contributions or otherwise, an amount equal to the Unutilised Base Equity Commitment (in the case of an Equity Acceleration Notice delivered pursuant to Clause 4.1(a) (Right to accelerate)) or the Unutilised Contingent Equity Commitment (in the case of an Equity Acceleration Notice delivered pursuant to Clause 4.1(b) (Right to accelerate)) or the amount it is required to pay pursuant to Clause 4.1(c) (Right to accelerate) (in the case of an Equity Acceleration Notice delivered pursuant to Clause 4.1(c) (Right to accelerate)), in each case calculated as at the date of the Equity Acceleration Notice, and in accordance with Clause 5.3(b) (Payment of Equity Contributions).

4.3	Acknowledgement

Without limiting any other provision in this Deed, the Parties acknowledge and agree that all amounts paid by the Ormat Sponsor or which the Ormat Sponsor has procured the payment of, in each case pursuant to this Clause 4, may be applied by the Offshore Security Agent or the Intercreditor Agent in or towards payment of Project Costs or unpaid Senior Secured Liabilities (or both), as determined by the Offshore Security Agent or the Intercreditor Agent.

5.	Manner of Effecting Equity Contributions

5.1	Acceptance of Equity Contributions

The Ormat Borrower Entity agrees with the Intercreditor Agent and the Offshore Security Agent that it consents to the receipt of, and accepts, each Equity Contribution made to it in accordance with the provisions of this Deed.

5.2	Share capital subscription requirements

If any Equity Contribution is made by way of subscription for share capital in the Ormat Borrower Entity, the Ormat Borrower Entity shall issue fully-paid share capital, and the Ormat Shareholder shall subscribe and pay in full in cash for such share capital, such that the amount paid to the Ormat Borrower Entity by the Ormat Shareholders for such share capital is in an amount equal to the amount of the Equity Contribution required to be made.

5.3	Payment of Equity Contributions

(a)

All monies payable in respect of any Equity Contribution required to be made under Clauses 2.2 (Core Base Equity Commitment), 2.3 (Top-Up Base Equity Commitment), 2.4 (Required Base Equity Contributions) or 3.2 (Funding Shortfall) shall be paid:

(i)	in the case of an Equity Contribution in the form of a Subordinated Shareholder Loan, to the Onshore Disbursement Account; or

(ii)	in the case of an Equity Contribution otherwise than in the form of a Subordinated Shareholder Loan, to the Offshore Construction and Supply Account,

in each case for application in accordance with the applicable provisions of the Accounts Agreement.

(b)	All monies payable in respect of any Equity Contribution required to be made under Clause 4 (Acceleration of Equity Commitments) shall be paid:

(i)	in the case of an Equity Contribution in the form of a Subordinated Shareholder Loan, to:

(A)	subject to paragraph (B) below, the Onshore Disbursement Account; or

(B)

if otherwise required by the Intercreditor Agent or after all amounts outstanding under the Senior Finance Documents have been accelerated pursuant to Clause 21.27(a) (Remedies) of the Common Terms Agreement, such other account as notified to the Ormat Sponsor by the Offshore Security Agent or the Intercreditor Agent; or

(ii)	in the case of an Equity Contribution otherwise than in the form of a Subordinated Shareholder Loan, to:

(A)	subject to paragraph (B) below, the Offshore Construction and Supply Account; or

(B)

if otherwise required by the Intercreditor Agent or after all amounts outstanding under the Senior Finance Documents have been accelerated pursuant to Clause 21.27(a) (Remedies) of the Common Terms Agreement, such other account as notified to the Ormat Sponsor by the Intercreditor Agent.

5.4	Necessary actions

Each Ormat Equity Party shall, and shall procure that the Ormat Borrower Entity shall, do all such things and take all actions (including the issuance of share capital and obtaining all board, shareholder and other corporate authorisations and all Governmental Authorisations, the updating of the register of members of the relevant Borrower Entity and (if relevant) the issuance of one or more share certificates in respect of the issued shares) as may be necessary to ensure that all Equity Contributions to be made to the Ormat Borrower Entity are made in the manner, at the times and in the amounts required pursuant to this Deed. The failure of any Ormat Equity Party or the Ormat Borrower Entity to do any such thing or take any such action shall not relieve any Ormat Equity Party or the Ormat Borrower Entity from its obligations under this Deed.

5.5	No release of obligations

Except to the extent expressly provided otherwise in this Deed and subject to any transfers permitted under Clause 8 (Ownership Restrictions), each Ormat Equity Party shall remain liable for its obligations under this Deed in all circumstances, including whether or not it has ceased to own (directly or indirectly) any share capital in the Ormat Borrower Entity or the Operator, or whether any Security Interest has been created, subsists or has been enforced over any of its share capital in the Ormat Borrower Entity or the Operator.

5.6	Unconditional obligation to pay

(a)

If, for any reason whatsoever (including any insolvency proceedings with respect to any Ormat Equity Party, the Ormat Borrower Entity, the Operator or any other person, or the unenforceability of any obligations under this Deed or the Senior Finance Documents or the fact that monies cannot be paid pursuant to this Deed), any Ormat Equity Party is not able to make or procure the making of an Equity Contribution to the Ormat Borrower or otherwise as contemplated by this Deed, including subscribing and paying for any share capital in any person or advancing any Subordinated Shareholder Loan, the Ormat Sponsor shall, nevertheless, pay to the Intercreditor Agent (to such account and in such manner as the Intercreditor Agent may notify to the Ormat Sponsor) the amount of that payment for application towards payment of the relevant Equity Contribution in accordance with this Deed.

(b)	If the Ormat Sponsor makes a payment under paragraph (a) above:

(i)	the payment will:

(A)	be treated as being an Equity Contribution made pursuant to the provisions of this Deed, which, but for the circumstances specified in paragraph (a) above, would have applied; and

(B)	will discharge the Ormat Sponsor’s obligations to make the relevant Equity Contribution in an amount equal to the amount of the payment; and

(ii)

the Ormat Borrower Entity will be liable to the Ormat Sponsor for the amount of the payment as if the amount constituted a Subordinated Shareholder Loan pursuant to the Subordinated Shareholder Loan Agreement.

(c)

The obligations of each Ormat Equity Party and the Ormat Borrower Entity to make Equity Contributions pursuant to this Deed will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Deed (whether or not known to it or a Senior Secured Party), including:

(i)	any time or waiver granted to, or composition with, any person;

(ii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take-up or enforce any rights against, or security over the assets of any person whatsoever or any non-presentation or non-observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any other security;

(iii)	any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any person;

(iv)

any variation (however fundamental) or replacement of a Senior Finance Document or any other document or security so that references to the Senior Finance Documents in this Deed shall include each variation or replacement;

(v)

any unenforceability, illegality or invalidity of any obligations of any person under any Senior Finance Document, or any other document or security, to the intent that each Ormat Equity Party’s and the Ormat Borrower Entity’s obligations under this Deed shall remain in full force, and this Deed shall be construed accordingly, as if there were no such unenforceability, illegality or invalidity; or

(vi)

any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any person under the Senior Finance Documents resulting from any insolvency proceeding or from any law, regulation or order so that each such obligation shall for the purposes of each Ormat Equity Party’s and the Ormat Borrower Entity’s obligations under this Deed be construed as if there were no such circumstance.

5.7	Utilisation of Equity Commitments

(a)

Subject to paragraph (b) below, Equity Contributions made pursuant to this Deed and in respect of the Core Base Equity Commitment, the Top-Up Base Equity Commitment or the Contingent Equity Commitment (as the case may be) and which are applied in or towards the payment of Project Costs shall constitute a utilisation of, or drawing under, the Core Base Equity Commitment, the Top-Up Base Equity Commitment or the Contingent Equity Commitment, as applicable.

(b)

The Parties acknowledge and agree that no Equity Contributions that have been made, or any other amounts paid, by or for the account or on behalf of any Ormat Equity Party, whether in respect of the payment or reimbursement of Project Costs (or any other amounts in connection with the Project) or any investment in or other payments in connection with the Project, in each case at any time on or before the First Drawdown Date, shall reduce the Base Equity Commitment or the Contingent Equity Commitment, except, with respect to the Core Base Equity Commitment only, if the Intercreditor Agent has approved the amount of such reduction in writing on or before the date of delivery of the First Drawdown Notices, then the Core Base Equity Commitment shall be deemed to have been reduced by the amount of such reduction.

5.8	Minimum share capital requirement

The Ormat Sponsor shall ensure that, at all times on and after the First Drawdown Date, an amount of not less than fifty per cent. (50%) of Equity Contributions actually made shall have been contributed and maintained in the form of paid-in share capital of the Ormat Borrower Entity and/or the Operator.

6.	Acceptable Letters of Credit

6.1	Establishment of Acceptable Letters of Credit

(a)	The Ormat Sponsor confirms that:

(i)	as at the Signing Date, it is not an Eligible Sponsor; and

(ii)	due to it not being an Eligible Sponsor as at the Signing Date, it has procured that:

(A)	one (1) Acceptable Equity Contribution LCs have been issued not later than the Signing Date, in an aggregate amount not less than the Unutilised Base Equity Commitment as at the Signing Date; and

(B)	one (1) Acceptable Equity Contribution LCs have been issued not later than the Signing Date, in an aggregate amount not less than the Unutilised Contingent Equity Commitment as at the Signing Date.

(b)

If, at any time prior to the Lenders’ Completion Date, the Ormat Sponsor becomes an Eligible Sponsor, the Ormat Sponsor may, by delivering written notice to the Intercreditor Agent attaching evidence that it is an Eligible Sponsor, require the Intercreditor Agent to return to it all Acceptable Equity Contribution LCs delivered to it pursuant to this Deed.

(c)

At any time not more than three (3) Acceptable Equity Contribution LCs may be put in place with respect to each of the Unutilised Base Equity Commitment and the Unutilised Contingent Equity Commitment.

(d)

The Ormat Sponsor may, as an alternative to performing its obligations under paragraph (a)(ii) above, elect to comply with the following provisions (and evidence of such election shall be compliance by the Ormat Sponsor with subparagraph (i) below), in which case:

(i)

the Ormat Sponsor shall, not later than 11.00 am (Singapore time) on or before the Signing Date, deposit into the PLN Credit Reserve Account in same day cleared funds an amount equal to USD1,273,176.40, which shall represent the Ormat Sponsor’s Relevant Percentage Share of all up-front fees payable to the Senior Lenders and commitment fees payable to the Senior Lender during the period from the Signing Date to (and including) 30 April 2014;

(ii)

if, on or before 20 April 2014, the Acceptable Equity Contribution LCs referred to in paragraph (a)(ii) above have not been issued in accordance with this Deed, the Ormat Sponsor shall, not later than 11.00 am (Singapore time) on the Business Day immediately following delivery by the Intercreditor Agent to the Ormat Sponsor of a notice requiring it to do so, deposit into the PLN Credit Reserve Account the amount specified in the notice as being the Relevant Percentage Share of all commitment fees payable by the Borrower to the Senior Lenders pursuant to the Senior Finance Documents during the period commencing on (and including) 1 May 2014 and ending on (and including) 31 May 2014; and

(iii)

if sub-paragraph (ii) applies and the Acceptable Equity Contribution LCs referred to in paragraph (a)(ii) above have not been issued in accordance with this Deed within twenty (20) days after the first day of any calendar month (the relevant month) commencing with the second calendar month following the Signing Date, the Ormat Sponsor shall, not later than 11.00 am (Singapore time) on the Business Day immediately following delivery by the Intercreditor Agent to the Ormat Sponsor of a notice requiring it to do so, deposit into the PLN Credit Reserve Account the amount specified in the notice as being the Relevant Percentage Share of all commitment fees payable by the Borrower to the Senior Lenders pursuant to the Senior Finance Documents during the period commencing on (and including) the first day of the calendar month following the relevant month and ending on (and including) the last day of that calendar month, in each case, on the basis that all such amounts deposited into the PLN Credit Reserve Account shall be held and disbursed from the PLN Credit Reserve Account in accordance with Clause 3.7(i) (PLN Credit Reserve Account) of the Accounts Agreement; and

(iv)	ensure that the Acceptable Equity Contribution LCs referred to in paragraph (a)(ii) above are issued in accordance with this Deed before the Borrower delivers the First Drawdown Notices.

(e)	Any deposits by the Ormat Sponsor into the PLN Credit Reserve Account pursuant to paragraph (d) above will not constitute an Equity Contribution for the purposes of the Senior Finance Documents.

6.2	Acceptable Equity Contribution LC Requirements

Each Acceptable Equity Contribution LC must:

(a)	be issued by an Eligible Bank in favour of the Offshore Security Agent (on behalf of the Senior Secured Parties) as the beneficiary in the amount (denominated in Dollars) required by this Deed;

(b)	be for the account of the Ormat Sponsor; and

(c)

unless otherwise approved by the Intercreditor Agent, be in substantially the form of Part A (Part A – Form of Standby Letter of Credit) or Part B (Part B – Form of Payment Letter of Credit) of Schedule 1 and be issued on terms that:

(i)

identify that the Acceptable Equity Contribution LC has been issued with respect to the Unutilised Base Equity Commitment or the Unutilised Contingent Equity Commitment (as applicable) and the Ormat Sponsor’s obligations to make Equity Contributions in accordance with the provisions of this Deed;

(ii)	such Acceptable Equity Contribution LC shall have an initial expiration date of at least one year beyond the date of issuance;

(iii)	there are no conditions to drawing on the Acceptable Equity Contribution LC other than the submission of a demand or draw request in the prescribed form;

(iv)

multiple drawdowns are permitted under the Acceptable Equity Contribution LC from time to time, without the requirement of prior notice to any person, to satisfy the outstanding obligations of the Ormat Sponsor then due in accordance with this Deed;

(v)

none of the Ormat Shareholder, the Ormat Borrower Entity, the Operator, or any other Borrower Entity shall be required to make any reimbursement or any other payment to the issuer or otherwise with respect thereto, or provide the issuer or any other person with any claim against any Ormat Equity Party (other than the Ormat Sponsor), the Operator, any other Borrower Entity or any other Equity Party other than the Ormat Sponsor, whether for costs of maintenance, reimbursement of costs drawn thereunder or otherwise; and

(vi)	no obligation relating to such Acceptable Equity Contribution LC may be secured by any Security Interest over any assets secured by any Transaction Security.

(d)

If the Ormat Sponsor indemnifies an Eligible Bank in respect of a payment under an Acceptable Letter of Credit, the Ormat Sponsor shall, subject to paragraph (e) below, be deemed to have made a Subordinated Shareholder Loan to the Ormat Borrower Entity (on the same terms as set forth in the Subordinated Shareholder Loan Agreement) in the amount of such payment and such amount shall constitute Subordinated Liabilities (but, for the avoidance of doubt, shall not constitute a Subordinated Shareholder Loan under paragraph (b) of the definition of “Equity Contribution”).

(e)

Indemnity payments referred to in paragraph (d) above may be treated as a Subordinated Shareholder Loan in accordance with paragraph (d) above to the extent the Ormat Sponsor would remain in compliance with Clause 5.8 (Minimum share capital requirement).

6.3	Drawing of Acceptable Letters of Credit

(a)

The Offshore Security Agent, at the direction of the Intercreditor Agent, shall have the right to draw upon any Acceptable Equity Contribution LC, or any renewal or extension thereof, in whole or in part without notice to any Ormat Equity Party, the Ormat Borrower Entity or any other person, and without prejudice to the Ormat Sponsor’s obligations under this Deed, in accordance with the following provisions:

(i)	if the Ormat Sponsor fails to comply with any of its obligations under:

(A)

Clause 2 (Base Equity Contributions) to make a Base Equity Contribution, the Offshore Security Agent, at the direction of the Intercreditor Agent, may make a demand or draw request under an Acceptable Equity Contribution LC provided pursuant to Clause 6.1(a)(i) (Establishment of Acceptable Letters of Credit); or

(B)

Clause 3 (Contingent Equity Contributions) to make a Contingent Equity Contribution, the Offshore Security Agent, at the direction of the Intercreditor Agent, may make a demand or draw request under an Acceptable Equity Contribution LC provided pursuant to Clause 6.1(a)(ii)(B) (Establishment of Acceptable Letters of Credit);

(ii)	on any date that is at least thirty (30) days after the Eligible Bank that provides such Acceptable Equity Contribution LC is no longer an Eligible Bank, unless an Ormat Equity Party has:

(A)

deposited cash into the Base Equity Commitment Cash Collateral Account (in the case of an Acceptable Equity Contribution LC issued with respect to the Unutilised Base Equity Commitment) or the Contingent Equity Commitment Cash Collateral Account (in the case of an Acceptable Equity Contribution LC issued with respect to the Unutilised Base Equity Commitment) in an amount equal to the then-stated amount of the relevant Acceptable Equity Contribution LC then in place; or

(B)	provided a replacement Acceptable Equity Contribution LC in an amount equal to the then-stated amount of the Acceptable Equity Contribution LC being replaced; or

(iii)

if the Offshore Security Agent has not been provided with a renewal or replacement of the Acceptable Equity Contribution LC at least thirty (30) days prior to the expiration of such Acceptable Equity Contribution LC, unless an Ormat Equity Party has deposited cash into the Base Equity Commitment Cash Collateral Account (in the case of an Acceptable Equity Contribution LC issued with respect to the Unutilised Base Equity Commitment) or the Contingent Equity Commitment Cash Collateral Account (in the case of an Acceptable Equity Contribution LC issued with respect to the Unutilised Contingent Equity Commitment) in an amount equal to the then-stated amount of the relevant Acceptable Equity Contribution LC then in place.

(b)	All drawings under an Acceptable Equity Contribution LC shall be paid by way of deposit into:

(i)	the Offshore Construction and Supply Account; or

(ii)	if an Event of Default subsists, such other account as notified to the Ormat Sponsor by the Offshore Security Agent or the Intercreditor Agent.

(c)

The Intercreditor Agent shall use its reasonable endeavours to notify an Ormat Sponsor at least one Business Day prior to instructing the Offshore Security Agent to make any drawing under an Acceptable Equity Contribution LC; provided, however, that failure by the Intercreditor Agent to comply with the foregoing obligation shall not prejudice the right of the Offshore Security Agent to draw upon any Acceptable Equity Contribution LC.

6.4	Changes in face amounts of Acceptable Letters of Credit

(a)

If the amount available to be drawn under an Acceptable Equity Contribution LC provided pursuant to Clause 6.1(a)(i) (Establishment of Acceptable Letters of Credit) (when aggregated with all amounts standing to the credit of the Base Equity Commitment Cash Collateral Account) exceeds the then-applicable Unutilised Base Equity Commitment or Clause 6.1(a)(ii)(B) (Establishment of Acceptable Letters of Credit) (when aggregated with all amounts standing to the credit of the Contingent Equity Commitment Cash Collateral Account) exceeds the then-applicable Unutilised Contingent Equity Commitment, then the Ormat Sponsor may:

(i)

by delivering written notice to the Intercreditor Agent require the Intercreditor Agent to instruct the Offshore Security Agent to reduce the face amount of the Acceptable Equity Contribution LC, in which case the Intercreditor Agent shall procure the Offshore Security Agent to effect such reduction as soon as reasonably practicable after it receives such notice; or

(ii)

deliver to the Offshore Security Agent a new Acceptable Equity Contribution LC having a lesser stated amount that equals or exceeds the then-applicable Unutilised Base Equity Commitment or Unutilised Contingent Equity Commitment (as applicable), and upon receipt of such Acceptable Equity Contribution LC the Offshore Security Agent shall return the existing Acceptable Equity Contribution LC to the Ormat Sponsor,

but in either case such reduction or replacement shall only be permitted if the amount available to be drawn under the relevant Acceptable Equity Contribution LC, when aggregated with all amounts standing to the credit of the Base Equity Commitment Cash Collateral Account (in the case of an Acceptable Equity Contribution LC provided pursuant to Clause 6.1(a)(i) (Establishment of Acceptable Letters of Credit)) or the Contingent Equity Commitment Cash Collateral Account (in the case of an Acceptable Equity Contribution LC provided pursuant to Clause 6.1(a)(ii)(B) (Establishment of Acceptable Letters of Credit)) (as applicable) after giving effect to such reduction or replacement is not less than the then-applicable Unutilised Base Equity Commitment or Unutilised Contingent Equity Commitment (as applicable).

(b)

If, at any time as notified by the Intercreditor Agent to the Ormat Sponsor, the amount available to be drawn under an Acceptable Equity Contribution LC provided pursuant to Clause 6.1(a)(i) (Establishment of Acceptable Letters of Credit) (when aggregated with all amounts standing to the credit of the Base Equity Commitment Cash Collateral Account) is less than the then-applicable Unutilised Base Equity Commitment or Clause 6.1(a)(ii)(B) (Establishment of Acceptable Letters of Credit) (when aggregated with all amounts standing to the credit of the Contingent Equity Commitment Cash Collateral Account) is less than the then-applicable Unutilised Contingent Equity Commitment, then the Ormat Sponsor shall procure, by not later than five (5) Business Days after such notice:

(i)	an increase in the undrawn amount of the Acceptable Equity Contribution LC; or

(ii)	the replacement of such Acceptable Equity Contribution LC,

in either case so that the amount available to be drawn under the relevant Acceptable Equity Contribution LC, when aggregated with all amounts standing to the credit of the Base Equity Commitment Cash Collateral Account (in the case of an Acceptable Equity Contribution LC provided pursuant to Clause 6.1(a)(i) (Establishment of Acceptable Letters of Credit)) or the Contingent Equity Commitment Cash Collateral Account (in the case of an Acceptable Equity Contribution LC provided pursuant to Clause 6.1(a)(ii)(B) (Establishment of Acceptable Letters of Credit)) (as applicable), is not less than the then-applicable Unutilised Base Equity Commitment or Unutilised Contingent Equity Commitment (as applicable).

6.5	Requirement to maintain Acceptable Letters of Credit

If any Acceptable Equity Contribution LC held by the Offshore Security Agent under this Deed ceases to be in full force and effect or available to be drawn up to its undrawn face amount by the Offshore Security Agent as beneficiary, including as a result of:

(a)	an insolvency proceeding affecting the issuer thereof;

(b)	the application of any Applicable Law; or

(c)

the expiry of such Affected Letter of Credit in accordance with its terms in circumstances where the Offshore Security Agent was entitled to draw down the available undrawn amount thereof on its expiry date in accordance with Clause 6.3 (Drawing of Acceptable Letters of Credit) but did not,

(an “Affected Letter of Credit”), then the Ormat Sponsor shall ensure that a replacement Acceptable Equity Contribution LC is immediately provided to the Offshore Security Agent in an undrawn face amount which satisfies all the requirements of this Deed, with the effect that the Offshore Security Agent and the other Senior Secured Parties are no worse off than if such Affected Letter of Credit had not ceased to be in full force and effect or available to be drawn.

6.6	Cash Collateral

(a)

As an alternative to delivering an Acceptable Equity Contribution LC (or any portion thereof) required pursuant to this Deed, the Ormat Sponsor may, or if any Acceptable Equity Contribution LC provided pursuant to this Clause 6 is terminated or expires and no replacement Acceptable Equity Contribution LC is provided pursuant to this Clause 6, the Ormat Sponsor shall, make cash deposits (in Dollars):

(i)

if the relevant Acceptable Equity Contribution LC relates to the Unutilised Base Equity Commitment, in an aggregate amount equal to the then-applicable Unutilised Base Equity Commitment and in immediately available funds into a bank account (which may be located outside of Indonesia) designated by the Intercreditor Agent or the Offshore Security Agent which shall be subject to a first-ranking Security Interest in favour of the Offshore Security Agent (for the benefit of the Senior Secured Parties) in form and substance approved by the Intercreditor Agent (the “Base Equity Commitment Cash Collateral Account”); or

(ii)

if the relevant Acceptable Equity Contribution LC relates to the Unutilised Contingent Equity Commitment, in an aggregate amount equal to the then-applicable Unutilised Contingent Equity Commitment and in immediately available funds into a bank account (which may be located outside of Indonesia) designated by the Intercreditor Agent or the Offshore Security Agent which shall be subject to a first-ranking Security Interest in favour of the Offshore Security Agent (for the benefit of the Senior Secured Parties) in form and substance approved by the Intercreditor Agent (the “Contingent Equity Commitment Cash Collateral Account”).

(b)

Any amounts deposited into the Base Equity Commitment Cash Collateral Account or the Contingent Equity Commitment Cash Collateral Account pursuant to this Clause 6.6 shall be applied in accordance with this Deed at the same times and in the same manner as if they were amounts available to be drawn under the relevant Acceptable Equity Contribution LC and may be withdrawn by the Sponsor to the extent such amount exceeds the then-applicable Unutilised Base Equity Commitment or Unutilised Contingent Equity Commitment or at any time if replaced by an Acceptable Equity Contribution LC.

7.	Sponsor Guarantee and Indemnity

7.1	Guarantee and indemnity

The Ormat Sponsor irrevocably and unconditionally:

(a)	guarantees to each Senior Secured Party the punctual performance by each other Ormat Equity Party of all of its obligations under this Deed;

(b)

undertakes with each Senior Secured Party that, whenever another Ormat Equity Party does not pay any amount when due under or in connection with this Deed, the Ormat Sponsor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Senior Secured Party that, if any obligation guaranteed by it under paragraph (a) above is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Senior Secured Party immediately on demand against any cost, loss or liability it incurs as a result of such obligation becoming unenforceable, invalid or illegal or as a result thereof an amount which would otherwise be due and payable under this Deed is not paid when due. The amount payable by the Ormat Sponsor under this indemnity will not exceed the amount it would have had to pay under this Deed if the amount claimed had been recoverable on the basis of the guarantee given by it pursuant to paragraph (a) above.

7.2	Waiver of defences

The obligations of the Ormat Sponsor under this Clause 7 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 7 (whether or not known to it or a Senior Secured Party or any other person), including:

(a)	any time or waiver granted to, or composition with, any person;

(b)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take-up or enforce any rights against, or security over the assets of any person whatsoever or any non-presentation or non-observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any other security;

(c)	any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any person;

(d)

any variation (however fundamental) or replacement of a Senior Finance Document or any other document or security so that references to the Senior Finance Documents in this Deed shall include each variation or replacement;

(e)

any unenforceability, illegality or invalidity of any obligations of any person under any Senior Finance Document, or any other document or security, to the intent that the Ormat Sponsor’s obligations under this Clause 7 shall remain in full force, and this Clause 7 shall be construed accordingly, as if there were no such unenforceability, illegality or invalidity; or

(f)

any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any person under the Senior Finance Documents resulting from any insolvency proceeding or from any law, regulation or order so that each such obligation shall for the purposes of the Ormat Sponsor’s obligations under this Clause 7 be construed as if there were no such circumstance.

7.3	Continuing guarantee

The guarantee in Clause 7.1(a) (Guarantee and indemnity) is a continuing guarantee and will extend to the ultimate balance of sums payable by the Ormat Sponsor under this Deed, regardless of any intermediate payment or discharge in whole or in part.

7.4	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Ormat Equity Party, the Ormat Borrower Entity, the Operator, any other Borrower Entity or any other Equity Party, or any security for those obligations or otherwise) is made in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Ormat Sponsor under this Clause 7 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

7.5	Immediate recourse

The Ormat Sponsor waives any right it may have of first requiring any Senior Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from it under this Clause 7. This waiver applies irrespective of any law or any provision of a Senior Finance Document to the contrary.

7.6	Appropriations

Until the Senior Secured Liabilities Discharge Date, each Senior Secured Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other monies, security or rights held or received by that Senior Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Ormat Sponsor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any monies received from the Ormat Sponsor or on account of the Ormat Sponsor’s liability under this Clause 7.

7.7	Additional security

The obligations of the Ormat Sponsor under this Clause 7 are in addition to and are not in any way prejudiced by any other guarantee or security now or subsequently held by any Senior Secured Party.

8.	Ownership Restrictions

8.1	General

Each Ormat Equity Party covenants and agrees with the Intercreditor Agent and the Offshore Security Agent for the benefit of the Senior Secured Parties that it shall not transfer, assign, sell or otherwise dispose of (“Transfer”):

(a)	any shares which it holds (directly or indirectly) in the capital of any Ormat Equity Party, the Ormat Borrower Entity or the Operator (“Relevant Equity Interests”); or

(b)

any rights or interests in any Subordinated Shareholder Loan Agreement to which it is party or in or with respect to any Subordinated Shareholder Loan advanced thereunder (“Relevant Subordinated Liabilities”), except if and to the extent expressly permitted under this Clause 8.

8.2	Transfers prior to the O&M Changeover Date

No Ormat Equity Party may Transfer any Relevant Equity Interests or any Relevant Subordinated Liabilities at any time on or before the O&M Changeover Date without the prior written consent of the Intercreditor Agent.

8.3	Transfers after the O&M Changeover Date

An Ormat Equity Party may Transfer all or any of its Relevant Equity Interests or Relevant Subordinated Liabilities during the period commencing on the day after the O&M Changeover Date if:

(a)	all or any of the Kyushu Sponsor, the Itochu Sponsor, the Ormat Sponsor, the Medco Sponsor (or any transferee of the Medco Sponsor approved by the Intercreditor Agent) directly or indirectly:

(i)	and legally and beneficially, collectively own at least fifty one per cent. (51%) of all shares in the capital of the Borrower Entities; and

(ii)	have at least fifty one per cent. (51%) of all voting rights pursuant to the JOA and the Shareholders Agreement; and

(b)	the conditions to such Transfer set out in Clause 8.4 (Conditions to all Transfers) are satisfied with respect to such Transfer.

8.4	Conditions to all Transfers

Notwithstanding anything in this Clause 8 to the contrary, no Ormat Equity Party nor the Ormat Borrower Entity shall cause, make, suffer, permit or consent to any Transfer of any Relevant Equity Interests or Relevant Subordinated Liabilities unless:

(a)	no Default subsists at the time of the Transfer;

(b)

no Force Majeure Event exists at the time of the Transfer, unless the Intercreditor Agent has confirmed in writing to the Borrower and the Ormat Sponsor that the Senior Lenders’ Technical Advisor and/or the Senior Lenders’ Reserves Consultant has certified to the Intercreditor Agent that the Force Majeure Event (i) is unlikely to continue for more than seven (7) continuous days in total or (ii) is unlikely to have a material and adverse effect (including in terms of delay and cost) on the implementation of the Project;

(c)	if the Transfer is of any Relevant Equity Interests:

(i)	after giving effect to the Transfer, all applicable ownership requirements under Indonesian law with respect to the Borrower or any Borrower Entity are complied with;

(ii)

Relevant Subordinated Liabilities are also Transferred to the transferee in an amount which is pro rata to the proportion which the Relevant Equity Interests transferred bears to all Relevant Equity Interests held by the transferor;

(iii)	the transferee of the Relevant Equity Interests:

(A)	is an entity incorporated in a jurisdiction acceptable to the Intercreditor Agent; and

(B)

has executed and delivered to the Intercreditor Agent a security agreement which creates a Security Interest over the transferee’s rights with respect to such Relevant Equity Interests in form and on terms and conditions satisfactory to the Intercreditor Agent, and such Security Interest has been, or upon completion of such transfer will be, perfected;

(iv)

the transferee of such Relevant Equity Interests has delivered or caused to be delivered to the Intercreditor Agent one or more capacity and enforceability legal opinions of counsel acceptable to the Intercreditor Agent with respect to:

(A)	the relevant security agreement;

(B)	the perfection of the Security Interests created pursuant to the relevant security agreement; and

(C)	such other matters (if any) as the Intercreditor Agent reasonably require;

(d)	if such Transfer is of any Relevant Subordinated Liabilities:

(i)

Relevant Equity Interests are also Transferred to the transferee in an amount which is pro rata to the proportion which the Relevant Subordinated Liabilities transferred bears to all Relevant Subordinated Liabilities held by the transferor;

(ii)

the transferee of such Relevant Subordinated Liabilities has executed and delivered to the Intercreditor Agent a Subordinated Shareholder Loan Assignment Agreement in form and on terms and conditions satisfactory to the Intercreditor Agent which creates a Security Interest over the transferee’s rights with respect to the Relevant Subordinated Liabilities;

(iii)	the transferee has delivered to the Intercreditor Agent one or more legal opinions of counsel acceptable to the Intercreditor Agent as to:

(A)	the enforceability of the Subordinated Shareholder Loan Assignment Agreement;

(B)	the perfection of the Security Interests created pursuant to the Subordinated Shareholder Loan Assignment Agreement; and

(C)	such other matters (if any) as the Intercreditor Agent reasonably requires;

(e)

the Intercreditor Agent has determined that the transferee is an experienced power developer or is experienced in investing in power projects financed on a limited-recourse basis (and the transferor shall provide, or procure the provision of, such information relating to the transferee as is necessary in order to enable the Intercreditor Agent to make such determination, including all information which the Intercreditor Agent reasonably requests);

(f)

the transferee and the Parties have executed all documentation (including amendments to this Deed or an amendment and restatement of this Deed and/or any accession documentation) in form and on terms and conditions acceptable to the Intercreditor Agent to reflect the obligations of the transferee as an Equity Party and the changes (if any, and as determined by the Intercreditor Agent) to the obligations of the Parties under this Deed as a result of the Transfer;

(g)

one or more legal opinions of counsel in form and substance satisfactory to the Intercreditor Agent in relation to the documents referred to in the foregoing paragraphs and such other matters (if any) as the Intercreditor Agent may reasonably require; and

(h)

each Senior Secured Party has confirmed to the Intercreditor Agent in writing that its applicable Know Your Customer Requirements with respect to the proposed transferee have been completed to its satisfaction.

9.	Representations and warranties

9.1	Representations and warranties

(a)

Each Ormat Equity Party makes the representations and warranties set out in Clause 9.2 (Corporate existence) to Clause 9.16 (Subordinated Liabilities and Subordinated Documents) (inclusive) to the Offshore Security Agent for the benefit of each Senior Secured Party.

(b)

The Ormat Sponsor makes the representations and warranties set out in Clause 9.17 (Additional representations and warranties) to the Offshore Security Agent for the benefit of each Senior Secured Party.

9.2	Corporate existence

It is a company duly incorporated with limited liability and validly existing under the laws of its jurisdiction of incorporation, and has full power, authority and legal right to own its assets and to carry on its business.

9.3	Power and authority

It has full power, authority and legal right, and all necessary corporate action has been or will be taken in order to authorise it, to enter into, deliver and to exercise its rights and perform its obligations under the Senior Finance Documents to which it is a party.

9.4	Binding Obligations

(a)	Each of the Senior Finance Documents to which it is a party constitutes, or when executed will constitute, its legal, valid and binding obligations, enforceable in accordance with its terms.

(b)

It is not necessary in order to ensure the validity, enforceability, priority or admissibility in evidence of any Senior Finance Document to which it is a party in England, Indonesia or any other relevant jurisdiction that any Senior Finance Document to which it is a party be notarised or be filed or registered with any authority in England, Indonesia or elsewhere or any other analogous procedure be observed or any Tax be paid in respect thereof, provided that for the purpose of the repetition of this representation and warranty it shall not be deemed to be a misrepresentation or breach of warranty if any Senior Finance Document to which it is a party does need to be notarised, filed, registered or another analogous procedure be observed or any Tax be paid in respect thereof and it promptly does so following the execution of the relevant Senior Finance Document.

9.5	Governing Law

(a)

The choice of governing law and submission to jurisdiction (where relevant) in each of the Senior Finance Documents to which it is a party will be recognised and enforceable in all relevant jurisdictions, including its jurisdiction.

(b)

Each of the Senior Finance Documents to which it is a party is in proper legal form for the jurisdiction by which it is governed and is capable of enforcement in such jurisdiction without any further action on the part of any person.

9.6	No Conflict

The entry into and delivery of the Senior Finance Documents to which it is a party and/or the performance by it of any of its obligations and/or the exercise by it of any of its rights under the Senior Finance Documents to which it is a party will not:

(a)	conflict in any material respect with any Applicable Law by which it or its assets are bound or affected;

(b)	conflict with its Constitutional Documents;

(c)	conflict with any Senior Finance Document or any additional agreement which is binding upon it or any of its assets;

(d)	conflict with any Government Authorization applicable to it or the Project; or

(e)	result in or create any Security Interest (other than a Permitted Security Interest) on or with respect to any of its assets.

9.7	Authorisations

All material Governmental Authorisations necessary under laws or regulations applicable to it in connection with:

(a)

the due execution and delivery of, and performance by it of its obligations under, the Senior Finance Documents to which it is a party and the exercise by it of its rights under the Senior Finance Documents to which it is a party;

(b)	the grant by it of any Transaction Security and the validity, enforceability and perfection thereof; and

(c)	the admission of the Senior Finance Documents to which it is a party in evidence in its respective jurisdiction of organisation,

have been duly obtained, validly issued, and are in full force and effect.

9.8	Indebtedness; Ranking

Its obligations under the Senior Finance Documents to which it is a party rank at least pari passu with all its unsecured and unsubordinated obligations (save for obligations mandatorily preferred solely by operation of any Applicable Law).

9.9	Immunity

(a)

The execution by it of each Senior Finance Document to which it is a party constitutes, and its exercise of its rights and performance of its obligations under each Senior Finance Document to which it is a party will constitute, private and commercial acts done and performed for private and commercial purposes.

(b)

It is generally subject to civil and commercial law and to legal proceedings and it cannot and will not be able to claim for itself or its assets any immunity or privilege from any set-off, judgment, execution, attachment or other legal process.

9.10	Financial Statements

(a)	Each of the Ormat Sponsor’s audited and unaudited financial statements delivered to the Intercreditor Agent pursuant to the Senior Finance Documents:

(i)	is true, complete and correct in all material respects as of the date of such statement;

(ii)	fairly presents the financial condition as at the end of, and the results of its operation and cash flow for, the financial period to which it relates; and

(iii)	have been prepared in accordance with Applicable Laws of its jurisdiction of incorporation and the Applicable Accounting Standards.

(b)	There has been no material adverse change in its assets, business or financial condition or its prospects since the date of such financial statements.

9.11	Litigation

No material litigation, arbitration, expert determination or administrative proceeding (other than any proceeding of a frivolous or vexatious nature that has been notified to the Intercreditor Agent and is being contested in good faith) is currently taking place or pending or, to its knowledge, threatened against it or any of its assets which, if adversely determined, has or is reasonably likely to have a material and adverse effect upon its ability to perform its obligations under the Senior Finance Documents to which it is a party.

9.12	Solvency

No steps have been taken or legal proceedings started by or against it for or in respect of an insolvency proceeding, and it is solvent and able to pay its debts as they fall due.

9.13	Taxes

It has, to the extent required by Applicable Law, filed on a timely basis all Tax returns that are required to be filed by it and has paid all Taxes, fees and other analogous charges properly imposed on it by any relevant Governmental Authority (other than Taxes, fees and other charges the payment of which are not yet due or which are being contested in good faith and for which adequate reserves have been established as required in accordance with the Applicable Accounting Standards).

9.14	Business Practices

Neither it nor any person acting on its behalf has been engaged in:

(a)

Corrupt Practices, Fraudulent Practices, Collusive Practices or Coercive Practices in connection with the Project or any transaction contemplated by the Transaction Documents, including the procurement or the execution of any contract for goods, services or works relating to the Project;

(b)	Obstructive Practices;

(c)	Money Laundering or acted in breach of any Applicable Law relating to Money Laundering; or

(d)	Financing of Terrorism or acted in breach of any Applicable Law relating to the Financing of Terrorism.

9.15	Ownership

(a)	As of the date of this Deed:

(i)	the Ormat Sponsor is the beneficial owner of one hundred per cent. (100%) of the issued and outstanding shares of the Ormat HoldCo;

(ii)	the Ormat HoldCo is the beneficial owner of one hundred per cent. (100%) of the issued and outstanding shares of the Ormat Shareholder;

(iii)	the Ormat Shareholder is the beneficial owner of one hundred per cent. (100%) of the issued and outstanding shares of the Ormat Borrower Entity; and

(iv)	the Ormat Shareholder is the beneficial owner of twelve point seventy five per cent. (12.75%) of the issued and outstanding shares of the Operator.

(b)	Other than pursuant to the Equity Documents, no Ormat Equity Party has any outstanding:

(i)	securities convertible into or exchangeable for capital stock in the Ormat Borrower Entity, any other Ormat Equity Party, the Operator or any other Borrower Entity; or

(ii)

rights to subscribe for or to purchase, or any option for the purchase of, or any agreement, arrangement or understanding providing for the issuance (contingent or otherwise) of, or any call, commitment or claims of any character relating to, capital stock in the Ormat Borrower Entity, any other Ormat Equity Party, the Operator or any other Borrower Entity.

9.16	Subordinated Liabilities and Subordinated Documents

(a)

It is the sole legal and beneficial owner of the Subordinated Liabilities owed to it and of the benefits expressed to be conferred on it by the Subordinated Documents to which it is a party free, in each case from any Security Interest, option or subordination in favour of any person other than the Senior Secured Parties.

(b)	The Subordinated Liabilities owed to it are not subject to any set-off, counterclaim or other defence.

(c)	The Subordinated Documents to which it is a party contain all of the terms and conditions of the Subordinated Liabilities owed to it.

(d)

The Subordinated Documents contain all of the terms and conditions regulating the legal relationships as between all or any of the Ormat Equity Parties (on the one hand) and all or any of the other Equity Parties (on the other hand) with respect to the Project.

9.17	Additional representations and warranties

The Ormat Sponsor represents and warrants to each Senior Secured Party that each of the representations and warranties made by any Ormat Equity Party in the Senior Finance Documents to which that Ormat Equity Party is a party is correct in all material respects when made or deemed to be made.

9.18	Time for making representations and warranties

(a)

Each of the representations and warranties set out in this Clause 9 are made by the relevant Ormat Equity Party to each Senior Secured Party on the date of this Deed. Each Ormat Equity Party acknowledges that each of the Senior Secured Parties has entered into the Senior Finance Documents in reliance upon the representations and warranties contained in this Clause 9.

(b)

Unless otherwise expressed to be given on a particular date, each Ormat Equity Party will be deemed to repeat the representations and warranties contained in Clauses 9.2 (Corporate existence), 9.3 (Power and authority) 9.4 (Binding Obligations), 9.5 (Governing Law), 9.6 (No Conflict), 9.9 (Immunity), 9.10(a) (Financial Statements), 9.11 (Litigation), 9.12 (Solvency), 9.15(b) (Ownership), 9.16 (Subordinated Liabilities and Subordinated Documents) and 9.17 (Additional representations and warranties):

(i)	on the First Drawdown Date;

(ii)	on each day on which a Drawdown Notice is received by the Intercreditor Agent and on each Drawdown Date; and

(iii)	on each Interest Payment Date,

with reference to the facts and circumstances existing at such time.

10.	General Undertakings

10.1	General

The following undertakings are given by each Ormat Equity Party (except as otherwise expressly provided in this Clause 10) with respect to itself to the Offshore Security Agent for the benefit of each Senior Secured Party and shall remain in full force until the Senior Secured Liabilities Discharge Date.

10.2	Existence, conduct of business, properties, etc.

It shall maintain and preserve its existence as a limited liability company and all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

10.3	Governmental Authorisations

Without prejudice to its other obligations hereunder, it will promptly and diligently:

(a)	obtain, maintain and comply with the terms of; and

(b)	supply certified copies to the Intercreditor Agent of,

all Governmental Authorisations required to enable it to perform, or required in connection with the performance of, its obligations under, or for the validity or enforceability of, each Senior Finance Document to which it is a party and for the admissibility of any thereof in evidence under English law, Indonesian law and the law of any relevant jurisdiction (including its jurisdiction of incorporation or organisation).

10.4	Compliance with Applicable Law

It will comply with all Applicable Law to which it may be subject if failure so to comply would impair its ability to perform its obligations under any Senior Finance Document to which it is a party.

10.5	Taxes

Before the same become delinquent, pay and discharge or cause to be paid and discharged:

(a)	all Taxes, assessments and governmental charges or levies lawfully imposed upon any of the Secured Property;

(b)	all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of any Senior Finance Document to which it is a party; and

(c)	all lawful claims or obligations that, if unpaid, would become a Security Interest upon the Secured Property, or upon any part thereof,

unless such taxes, assessments and other charges are being contested in good faith and by appropriate proceedings, with adequate segregated reserves established for such taxes.

10.6	Financial statements

The Ormat Sponsor shall deliver to the Intercreditor Agent as soon as practicable after the same becomes available each of its annual, audited financial statements.

10.7	Pari passu

It will ensure that its obligations under the Senior Finance Documents to which it is a party rank at least pari passu with all its unsecured and unsubordinated obligations (save for obligations mandatorily preferred solely by operation of any Applicable Law).

10.8	No disposal

It shall not sell, transfer, assign or otherwise dispose of, or grant an option or any pre-emption or like right over, any of its rights, title, benefit or interest in or to any Relevant Equity Interests or any Subordinated Shareholder Loan Agreement, nor exercise any right it may have to require any other person to do so, other than pursuant to the Security Documents or as expressly permitted under the Senior Finance Documents.

10.9	Negative pledge

(a)

It will not create, grant or permit to subsist any Security Interest over any of its Relevant Equity Interests or any rights or interests it has under or with respect to any Subordinated Shareholder Loan Agreement (other than any Security Interest created pursuant to the Security Documents or arising by operation of law).

(b)

It will not perform any action or refrain from performing any action which in each case is inconsistent with the Security Interests created pursuant to the Security Documents for the benefit of the Senior Secured Parties over any of its Relevant Equity Interests or any rights or interests it has under or with respect to any Subordinated Shareholder Loan Agreement.

(c)

Following the exercise of any Remedies, it will only exercise any rights and perform any obligations that it may have in relation to any of its Relevant Equity Interests or Subordinated Shareholder Loans in accordance with the directions of the Intercreditor Agent or the Offshore Security Agent.

10.10	Subordinated Documents

It will not without the prior written consent of the Intercreditor Agent:

(a)

except to the extent otherwise expressly permitted in this Deed, Dispose of any rights or obligations (including by way of a Security Interest, other than a Permitted Security) under a Subordinated Document, or consent to any of the foregoing;

(b)	terminate, repudiate or rescind any Subordinated Document, or consent to any of the foregoing;

(c)	amend, vary or modify any material provision of any Subordinated Document, or consent to any of the foregoing; or

(d)	waive or otherwise relinquish any material right it has under a Subordinated Document.

10.11	Verification of interests

It shall, promptly following a request from the Intercreditor Agent, deliver a certificate to the Intercreditor Agent setting out details of:

(a)	the Relevant Equity Interests then owned by it (directly or indirectly); and/or

(b)	in the case of the Shareholder, each Subordinated Shareholder Loan provided by it.

10.12	Notices

It shall, upon acquiring notice or giving notice, or obtaining knowledge thereof, as the case may be, promptly provide written notice to the Intercreditor Agent (unless such notice has already been provided to the Intercreditor Agent by the Borrower or any Equity Party) of:

(a)

any Default (whether or not in respect of it) of which it has knowledge, specifically stating that a Default has occurred and describing such Default and any action being taken or proposed to be taken with respect to such Default;

(b)

the occurrence of any event or of any litigation or governmental proceeding pending against it which, if adversely determined, could reasonably be expected to materially and adversely affect its ability to perform its obligations hereunder;

(c)	any other event or development which could reasonably be expected to have a Material Adverse Effect; and

(d)

from time to time, such other information regarding its financial condition, operations or business as the Intercreditor Agent may reasonably request if reasonably necessary to evaluate its ability to perform its obligations under the Senior Finance Documents to which it is a party.

10.13	No corrupt practices

(a)	It shall not engage in (nor shall it authorise or permit any person acting on behalf to engage in), and it shall ensure that no other Ormat Equity Party engages in:

(i)

Corrupt Practices, Fraudulent Practices, Collusive Practices or Coercive Practices in connection with the Project or any transaction contemplated by the Senior Finance Documents, including the procurement or the execution of any contract for goods, services or works relating to the Project;

(ii)	Obstructive Practices;

(iii)	Money Laundering or act in breach of any Applicable Law relating to Money Laundering; or

(iv)	the Financing of Terrorism or act in breach of any Applicable Law relating to the Financing of Terrorism.

(b)	It shall not, and it shall ensure that each other Ormat Equity Party and the Ormat Borrower Entity shall not:

(i)

contribute or otherwise make available all or any part of the proceeds of the Senior Facilities, directly or indirectly, to, or for the benefit of, any person (whether or not related to any Ormat Equity Party or Affiliate thereof) for the purpose of financing the activities or business of, other transactions with, or investments in, any Restricted Party;

(ii)	directly or indirectly fund all or part of any repayment or prepayment of the Senior Facilities out of proceeds derived from any transaction with or action involving a Restricted Party; or

(iii)

engage in any transaction, activity or conduct that would violate Sanctions, that would cause any Senior Secured Party to be in breach of any Sanctions or that could reasonably be expected to result in its or any Ormat Equity Party or any Senior Secured Party’s being designated as a Restricted Party.

(c)

Each Ormat Equity Party shall institute, maintain and comply with internal procedures and controls following international best practice standards for the purpose of preventing any action in breach of the provisions of this Clause 10.13.

(d)

Each Ormat Equity Party undertakes to inform the Intercreditor Agent promptly if it should at any time obtain information in relation to any violation or potential violation of the provisions of this Clause 10.13.

(e)	If the Intercreditor Agent notifies an/a Ormat Equity Party of its concern that there has been a violation of any of the provisions of this Clause 10.13, then the Ormat Equity Parties will:

(i)

cooperate in good faith with the Intercreditor Agent and its representatives in determining whether such a violation has occurred including obtaining legal opinions, authorisations and disclosure letters from government authorities, carrying out additional due diligence and investigative reports;

(ii)	respond promptly and in reasonable detail to any notice from the Intercreditor Agent; and

(iii)	furnish documentary support for such response upon the Intercreditor Agent’s request.

(f)

Notwithstanding any other provision of the Senior Finance Documents or any confidentiality undertaking executed between an Ormat Equity Party and a Senior Secured Party, each Ormat Equity Party acknowledges that each Senior Secured Party may disclose to any Governmental Authority or any Specified International Financial Institution any information obtained by that Senior Secured Party in relation to any violation of any of the provisions of this Clause 10.13.

10.14	Immunity

It shall not, and it shall ensure that no other Ormat Equity Party shall, in any proceedings in connection with any Senior Finance Document to which it is a party, claim for itself or any of its assets, immunity from suit, execution, attachment or other legal process.

11.	Additional Undertakings

11.1	General

The following undertakings are given by each Ormat Equity Party with respect to itself (except as otherwise expressly provided in this Clause 11) to each Senior Secured Party and shall remain in full force until the Senior Secured Liabilities Discharge Date.

11.2	No Winding-Up

It shall not, and it shall procure that none of the Ormat Equity Parties shall agree to, directly or indirectly initiate or continue any insolvency proceedings, or consent or approve or acquiesce to any insolvency proceedings, with respect to any Ormat Equity Party, the Ormat Borrower Entity, the Operator or any other Borrower Entity, except if and to the extent expressly required to do so by an Agent.

11.3	SPV Status

The Ormat Sponsor shall ensure that the Ormat Shareholder:

(a)

will have no assets or liabilities (other than arising under or pursuant to this Deed and the other Transaction Documents and tax or other liabilities necessarily incidental to its due incorporate and the maintenance of its corporate existence); and

(b)	will not amend its Constitutional Documents in any material respect.

11.4	No adverse control

It shall not, directly or indirectly, exercise control over any Ormat Equity Party, the Ormat Borrower Entity, the Operator or any other Borrower Entity in any manner that, or otherwise take any action that:

(a)	is inconsistent with the Subordinated Documents; or

(b)	is inconsistent with the performance by the Operator of its obligations or functions (including the making of decisions) or the exercise of its rights and remedies under the Subordinated Documents.

11.5	Further assurances

It undertakes and agrees with the Intercreditor Agent and the Security Agents for the benefit of the Senior Secured Parties that it will, and that it will procure that each other Ormat Equity Party will, at its own cost:

(a)

do any act, make any filing or registration or sign, seal, execute and/or deliver such deeds, instruments or other documents in each case as, and in such form as, the Intercreditor Agent or a Security Agent shall require to enable a Security Agent to perfect and protect the Security Interest to be conferred on that Security Agent by the Security Documents or the ranking of each Security Interest contemplated by the relevant Security Document;

(b)

fully cooperate and not interfere with, and perform or refrain from all acts requested by, the Intercreditor Agent or a Security Agent to effectuate the purported rights and interests of the Senior Secured Parties under the Security Documents or which are otherwise available to the Senior Secured Parties under applicable law or otherwise;

(c)

if the Senior Secured Parties have exercised any Remedies, give effect to and expedite the exercise of any purported rights and interests of the Senior Secured Parties under the Security Documents to which it is a party, including waiving all of its rights (if any) conferred on it by or in connection with the Subordinated Documents which would otherwise restrict the enforcement of the Transaction Security including with respect to any share capital which it holds (directly or indirectly) in any Ormat Equity Party, the Ormat Borrower Entity or the Operator; and

(d)

execute and deliver all instruments of transfer and all security documents, and give and make all notices, filings, public deeds and similar acts as may be necessary, or as may be directed by the Intercreditor Agent or a Security Agent in connection with the foregoing.

11.6	Law No. 24 undertakings

It will:

(a)

take (or, as applicable, refrain from taking) all actions as the Intercreditor Agent may determine in its sole discretion as being necessary or desirable to comply with Indonesian Law No. 24 of 2009 regarding National Flag, Language, Coat of Arms, and Anthem, including the signing of Bahasa Indonesia versions of the Transaction Documents to which it or any other Ormat Equity Party, the Ormat Borrower Entity, the Operator or any other Borrower Entity is a party as and when required by the Intercreditor Agent; and

(b)

not seek (and not permit any Ormat Equity Party or the Ormat Borrower Entity, the Operator or any other Borrower Entity to seek) to rely on any defence based on Indonesian Law No. 24 of 2009 regarding National Flag, Language, Coat of Arms, and Anthem or submit into evidence in any court proceeding (other than in Indonesia to the extent that the procedural rules applicable to such court proceedings require otherwise) any Bahasa Indonesia version of any Transaction Document to which any Ormat Equity Party, the Ormat Borrower Entity, the Operator or any other Borrower Entity is a party.

12.	Permitted Payments

The Operator and the Ormat Borrower Entity shall not pay, and each Ormat Equity Party and the Ormat Borrower Entity shall not receive or retain payment from, on behalf of or for the account of (or from any receiver, liquidator, curator, other insolvency official or similar or otherwise with respect to any Insolvency Proceeding of) the Ormat Borrower Entity, the Operator or any other Borrower Entity of, Subordinated Liabilities other than:

(a)

Subordinated Liabilities which constitute Restricted Payments, but only if and to the extent such Restricted Payments are paid from amounts standing to the credit of the Distributions Account in accordance with Clause 3.16 (Distributions Account) of the Accounts Agreement; or

(b)

other Subordinated Liabilities, but only if and to the extent such Subordinated Liabilities constitute Permitted Equity Party Payments and are paid in accordance with the applicable provisions of the Accounts Agreement.

13.	Subordination

13.1	Borrower undertakings

During the period commencing on the date of this Deed and until the Senior Secured Liabilities Discharge Date, the Ormat Borrower Entity shall not, except with the prior written consent of the Intercreditor Agent:

(a)

subject to Clause 15 (Subordination on Insolvency), pay or repay, or in any way discharge, or purchase or acquire, the Subordinated Liabilities in cash or in kind except, in each case, as provided in Clause 12 (Permitted Payments);

(b)	discharge or permit any Subordinated Liabilities to be discharged by way of set-off, except as provided in Clause 12 (Permitted Payments);

(c)	create or permit to subsist any Security Interest over any of its assets for the Subordinated Liabilities; or

(d)

otherwise take any action prejudicial to or impairing the Senior Secured Parties’ priority position over the Ormat Equity Parties and the Ormat Borrower Entity with respect to the subordination of the Subordinated Liabilities to the Senior Secured Liabilities, as created by this Deed.

13.2	Subordinated Creditors’ Undertakings

During the period commencing on the date of this Deed and until the Senior Secured Liabilities Discharge Date, each Subordinated Creditor undertakes that it shall not, except with the prior written consent of the Intercreditor Agent:

(a)

subject to Clause 15 (Subordination on Insolvency), demand or receive payment of, or in any way discharge any Subordinated Liabilities or apply any money or assets of the Ormat Borrower Entity, the Operator or any other Borrower Entity in discharge of the Subordinated Liabilities except as provided in Clause 12 (Permitted Payments);

(b)	discharge or permit any Subordinated Liabilities to be discharged by way of set-off, except as provided in Clause 12 (Permitted Payments);

(c)	unless Clause 15 (Subordination on Insolvency) applies,

(i)	declare any Subordinated Liabilities prematurely due and payable;

(ii)	enforce any Subordinated Liabilities by execution of a judgment or otherwise;

(iii)

initiate or support or permit to be taken any steps with a view to any insolvency or dissolution proceedings in respect of or similar proceedings for the purpose of suing for or recovering any Subordinated Liabilities; or

	(iv)	otherwise exercise any remedy for the recovery of any part of any Subordinated Liabilities; or

(d)	(i)	permit to subsist or receive any guarantee or other assurance against loss in respect of any part of any Subordinated Liabilities;

(i)

assign or dispose of, or create or permit to subsist, any Security Interest over any Subordinated Liabilities or any proceeds thereof or any interest in any Subordinated Liabilities or any proceeds thereof to, or in favour of, any person other than the Senior Secured Parties in accordance with the Senior Finance Documents;

(ii)	subordinate any Subordinated Liabilities to any sums owing by any Ormat Equity Party, the Ormat Borrower Entity or the Operator to any person other than the Senior Secured Parties; or

(iii)	transfer by novation or otherwise any of its rights or obligations under any Subordinated Documents or in respect of any Subordinated Liabilities to any person other than the relevant Agent,

unless in each case that person agrees with each Agent that that person is bound by all the terms of this Deed in the same manner as each Subordinated Creditor and otherwise on terms reasonably satisfactory to the Intercreditor Agent; or

(e)

otherwise take any action prejudicial to or impairing the Senior Secured Parties’ priority position over the Subordinated Creditors with respect to the subordination of the Subordinated Liabilities to the Senior Secured Liabilities, as created by this Deed.

14.	Turnover of Non-Permitted Recoveries

14.1	Non-permitted Payments

If, prior to the Senior Secured Liabilities Discharge Date:

(a)

any Subordinated Creditor receives a payment or distribution in respect of any Subordinated Liabilities from the Ormat Borrower Entity or the Operator or any other source other than a Permitted Payment;

(b)

any Subordinated Creditor receives from, on behalf of or for the account of (or from any receiver, liquidator, curator, other insolvency official or similar or otherwise with respect to any Insolvency Proceeding of) the Ormat Borrower Entity, the Operator or any other Borrower Entity the proceeds of any enforcement of any Security Interest or any guarantee for any Subordinated Liabilities other than a Permitted Payment; or

(c)	the Ormat Borrower Entity or the Operator makes any payment or distribution on account of the purchase or other acquisition of any Subordinated Liabilities other than a Permitted Payment,

such Subordinated Creditor will hold the same in trust for the Senior Secured Parties and pay and distribute it to the Intercreditor Agent for application towards the Senior Secured Liabilities in accordance with the applicable provisions of Clause 8.8 (Partial Payments) of the Common Terms Agreement until the Senior Secured Liabilities Discharge Date.

14.2	Non-permitted set-offs

If, for any reason, prior to the Senior Secured Liabilities Discharge Date, any Subordinated Liabilities are discharged by set-off other than by way of a Permitted Payment, each Subordinated Creditor will immediately pay an amount equal to such discharged amount to the Intercreditor Agent for application towards the Senior Secured Liabilities.

14.3	Failure of Trust

If, for any reason, a trust in favour of, or a holding of property for, the Senior Secured Parties under this Deed is invalid or unenforceable, each Subordinated Creditor will pay and deliver to the Intercreditor Agent an amount equal to the payment, receipt or recovery in cash or in kind (or its value, if in kind) which such Subordinated Creditor would otherwise have been bound to hold on trust for or as property of the Senior Secured Parties.

15.	Subordination on Insolvency

If any of the events set out in Clauses 21.7 (Insolvency), Clause 21.8(a) (Judgments) or Clause 21.9 (Cessation of Business) of the Common Terms Agreement occurs in relation to any Ormat Equity Party, the Ormat Borrower Entity or the Operator and such event is either continuing or has not been waived by the Intercreditor Agent, then:

(a)	the Subordinated Liabilities will be subordinated in right of payment to the Senior Secured Liabilities;

(b)	each Agent may, and is irrevocably authorised on behalf of each Subordinated Creditor to:

(i)	claim, enforce and prove for the Subordinated Liabilities;

(ii)	file claims and proofs, give receipts and take all such proceedings and do all such things as the relevant Agent sees fit to recover the Subordinated Liabilities; and

(iii)	receive all payments in respect of the Subordinated Liabilities for application towards repayment of the Senior Secured Liabilities until the Senior Secured Liabilities Discharge Date;

(c)

if and to the extent that the relevant Agent is not entitled to do any of the things referred to in paragraph (b) above, each Subordinated Creditor will promptly do such things as so directed by the relevant Agent to give effect to this provision;

(d)

each Subordinated Creditor will hold all payments and amounts in cash or in kind received or receivable by it in respect of all Subordinated Liabilities from, on behalf of or for the account of (or from any receiver, liquidator, curator, other insolvency official or similar or otherwise with respect to any Insolvency Proceeding of) the Ormat Borrower Entity, the Operator, any other Borrower Entity or from any other source in trust for the Senior Secured Parties and will (at its expense) pay and transfer the same to the Intercreditor Agent, for application towards the repayment of the Senior Secured Liabilities until the Senior Secured Liabilities Discharge Date; and

(e)

the trustee in bankruptcy, liquidator, official receiver, assignee or other person distributing the assets of an Ormat Equity Party, the Ormat Borrower Entity or the Operator or its proceeds is directed to pay all payments and distributions received by a Subordinated Creditor with respect to the Subordinated Liabilities directly to the Intercreditor Agent, until the Senior Secured Liabilities Discharge Date. Each Subordinated Creditor  will give all such notices and do all such things as an Agent may reasonably direct to give effect to this provision.

16.	Consents

16.1	New Transactions

The Subordinated Creditors:

(a)

shall not exercise any remedy in relation to the Subordinated Liabilities against the Ormat Borrower Entity, any other Borrower Entity, the Operator or the Senior Secured Parties arising by reason of any transaction entered into between any of the Senior Secured Parties and/or any of the Ormat Equity Parties, the Ormat Borrower Entity, any other Borrower Entity or the Operator; and

(b)	shall not object to any transaction referred to in paragraph (a) by reason of any provisions of the Subordinated Documents.

16.2	Waivers

Any waiver, consent or approval granted by an Agent in accordance with this Deed will also be deemed to have been given by the Subordinated Creditors if any transaction or circumstance would, in the absence of such waiver or consent by the Subordinated Creditors, violate the provisions of any Subordinated Document.

17.	Protection of Subordination

17.1	Continuing Subordination

The subordination provisions in this Deed constitute a continuing subordination and benefit the ultimate balance of the Senior Secured Liabilities regardless of any intermediate payment or discharge of the Senior Secured Liabilities in whole or in part.

17.2	Waiver of Defences

The subordination effected or intended to be effected by this Deed and the obligations and liabilities of each Subordinated Creditor in respect of the subordination effected or intended to be effected under this Deed shall not be affected, discharged, impaired, revoked or otherwise affected by any act, omission, transaction, limitation, matter, thing or circumstance which, but for this provision, might operate to release, reduce, prejudice or otherwise affect any such obligations, liabilities or subordination under this Deed, including, and whether or not known to that Subordinated Creditor or any other person:

(a)	any time, waiver, indulgence or consent granted to, or composition with, any Ormat Borrower Entity, the Operator, any other Borrower Entity, any Ormat Equity Party, or any other person;

(b)

the release of the Ormat Borrower Entity, the Operator, any other Borrower Entity, any Ormat Equity Party or any other person whether under the terms of any composition or arrangement with any creditor or otherwise;

(c)

any amendment to, or any variation, waiver or release of, any obligation of any Party, or any amendment, novation, supplement, extension (whether of maturity or otherwise), restatement, replacement or variation (in each case, however fundamental and whether or not more onerous) of any Senior Finance Document or any other document or security, including any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Senior Finance Document or other document or security;

(d)

the taking of any Security Interests from the Ormat Borrower Entity, the Operator, any other Borrower Entity, any Ormat Equity Party or any other person, or the variation (no matter how fundamental or extensive), compromise, exchange, renewal or release of, or refusal or neglect to take, perfect or enforce, any rights, remedies or Security Interests against or over assets of the Ormat Borrower Entity, the Operator, any other Borrower Entity, any Ormat Equity Party or any other person or all or any part of the security constituted by the Security Documents or any other document or failure to realise the full value of any security;

(e)

any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise or to fully realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the obligations of the Ormat Borrower Entity, the Operator, any other Borrower Entity, any Ormat Equity Party or any other person;

(f)	any change, restructuring or termination of the corporate structure or existence of the Ormat Borrower Entity, the Operator, any other Borrower Entity, any Ormat Equity Party or any other person;

(g)

any legal limitation, disability, incapacity, lack of power, authority or legal personality of or dissolution or change in the members or status of the Ormat Borrower Entity, the Operator, any other Borrower Entity, any Ormat Equity Party or any other person or other circumstances relating to the Ormat Borrower Entity, the Operator, any other Borrower Entity, any Ormat Equity Party or any other person;

(h)	any unenforceability, illegality or invalidity of any obligation of any person under any Senior Finance Document or any other document or security; or

(i)	the winding-up, dissolution, administration, insolvency or similar proceedings of the Ormat Borrower Entity, the Operator, any other Borrower Entity, any Ormat Equity Party or any other person.

17.3	Immediate Recourse

Each Subordinated Creditor waives any right it may have of first requiring any Senior Secured Party (or the Intercreditor Agent or any trustee or other agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this Deed.

17.4	Appropriations

Until the Senior Secured Liabilities Discharge Date, an Agent may:

(a)

apply any monies or property received under this Deed or from any Subordinated Creditor or from any other person in respect of the Subordinated Liabilities (except for monies or property received by the Intercreditor Agent in respect of Permitted Payments (if any) at a time when such payments are permitted under Clause 12 (Permitted Payments)) against the Senior Secured Liabilities in accordance with the terms of the Senior Finance Documents; or

(b)

hold in suspense any monies or distributions received from any Subordinated Creditor under Clause 14 (Turnover of Non-Permitted Recoveries) or Clause 15 (Subordination on Insolvency) or on account of the liability of such Subordinated Creditor under this Deed.

17.5	Non-competition

Until the Senior Secured Liabilities Discharge Date, no Subordinated Creditor may, by virtue of any payment or performance by it under this Deed or by virtue of the operation of Clause 14 (Turnover of Non-Permitted Recoveries) or Clause 15 (Subordination on Insolvency):

(a)

exercise any rights of subrogation in respect of any rights, security or monies held, received or receivable by any Senior Secured Party (or any Agent or any trustee or other agent on its behalf) or be entitled to any right of contribution or indemnity;

(b)

subject to Clause 14 (Turnover of Non-Permitted Recoveries), claim, rank, prove or vote as a creditor of any Ormat Equity Party, the Ormat Borrower Entity, the Operator, any other Borrower Entity or any other person or their respective estates in competition with any Senior Secured Party (or the Intercreditor Agent or any trustee or other agent on its behalf); or

(c)

subject to Clause 12 (Permitted Payments), receive, claim or have the benefit of any payment, distribution or security from or on account of any Ormat Equity Party, the Ormat Borrower Entity, the Operator, any other Borrower Entity or any other person.

18.	Preservation of Subordinated Liabilities

(a)

Notwithstanding any term of this Deed postponing, subordinating or preventing the payment of any of the Subordinated Liabilities, the Subordinated Liabilities concerned shall, solely as between the Ormat Borrower Entity, the Ormat Equity Parties or the Operator (as applicable), and the Subordinated Creditors, remain owing or due and payable in accordance with the terms of the relevant Subordinated Documents, and interest and default interest will accrue on missed payments accordingly, provided that payments or distributions in respect of such Subordinated Liabilities may only be made in accordance with Clause 12 (Permitted Payments).

(b)

Without prejudice to the foregoing, but for the avoidance of doubt, until all of the Subordinated Liabilities are paid in full by the Ormat Borrower Entity, the Ormat Equity Parties or the Operator in funds which may, at the time when the same are received, be fully retained by the Ormat Equity Parties or the Ormat Borrower after giving effect to this Deed, the Ormat Borrower Entity, the Ormat Equity Parties and the Operator shall remain fully liable under the Subordinated Documents and any payments made by or on behalf of any Subordinated Creditor pursuant to this Deed to the Intercreditor Agent shall not be deemed for these purposes to have in any way extinguished the obligations of the Ormat Borrower Entity, the Ormat Equity Parties or the Operator to the Subordinated Creditors in relation to the Subordinated Liabilities pursuant to the relevant Subordinated Documents.

19.	Reinstatement

(a)

Notwithstanding any other provision of this Deed, if any discharge, release or arrangement (whether in respect of the obligations of any Ormat Equity Party, any other Equity Party, the Ormat Borrower Entity, the Operator, any other Borrower Entity, or any security for those obligations or otherwise) is made in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Subordinated Creditor under this Deed will continue or be reinstated as if the discharge, release or arrangement had not occurred.

(b)

The Intercreditor Agent (on behalf of itself and the other Senior Secured Parties) may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

20.	Taxes

All payments to be made by an Ormat Equity Party under the Senior Finance Documents to which it is a party shall be made in full, free and clear of and without any deduction or withholding (whether in respect of set-off, counter-claim, duties, Taxes, charges or otherwise), unless such Ormat Equity Party is required to make such payment subject to the deduction or withholding of Tax, in which case the sum payable by such Ormat Equity Party in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the person on account of whose liability to Tax such deduction or withholding has been made receives and retains (free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

21.	Default Interest

If an Ormat Equity Party fails to pay any amount payable by it under this Deed on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at the Default Rate in the currency of the overdue amount for successive interest periods, each of a duration selected by the Ormat Borrower Entity or, if an Event of Default then subsists, the Intercreditor Agent. Any interest accruing under this Clause 21 shall be immediately payable by the relevant Ormat Equity Party on demand by the Ormat Borrower Entity or, if an Event of Default then subsists, the Intercreditor Agent.

22.	Currency Indemnity

22.1	Currency indemnity

If any Party (the “Recipient”) receives an amount from any Ormat Equity Party under any Senior Finance Document or if any amount owed thereunder is converted into a claim, proof, judgment or order in a currency other than the currency in which the amount is expressed to be payable under this Deed (the “Contractual Currency”):

(a)

such Ormat Equity Party shall indemnify that Recipient as an independent obligation against any direct loss or liability arising out of or as a result of the conversion, but in no circumstances shall such Ormat Equity Party be liable for any loss or incur any liability arising out of any negligence, default or misconduct of any Recipient;

(b)

if the amount received by that Recipient, when converted into the Contractual Currency at a market rate in the usual course of its business is less than the amount owed in the Contractual Currency, such Ormat Equity Party shall within three (3) Business Days of demand pay to that Recipient an amount in the Contractual Currency equal to the deficit;

(c)	such Ormat Equity Party shall forthwith on demand pay to the Recipient concerned any exchange costs payable in connection with any such conversion; and

(d)

each Ormat Equity Party waives any right it may have in any jurisdiction to pay any amount under this Deed in a currency other than that in which the amount is expressed to be payable by such Ormat Equity Party to the Recipient.

22.2	Waiver of payment in other currencies

Each Ormat Equity Party waives any right it may have in any jurisdiction to pay any amount under the Senior Finance Documents to which it is a party in a currency or currency unit other than that in which it is expressed to be payable.

23.	Costs and Expenses

Each Ormat Equity Party shall, from time to time on demand of the Intercreditor Agent, reimburse the Senior Secured Parties for all costs and expenses (including reasonable legal fees), together with any value added tax thereon, incurred in or in connection with the preservation and/or enforcement and/or attempted enforcement of any of the rights of the Senior Secured Parties against any such Equity Party under the Senior Finance Documents to which that Ormat Equity Party is a party.

24.	Evidence, Calculations and Payments

24.1	Evidence

(a)

In any proceedings arising out of or in connection with the Senior Finance Documents to which an Ormat Equity Party is a party, the entries made in the accounts maintained by a Senior Secured Party are prima facie evidence of the matters to which they relate.

(b)

Any certification or determination by the Intercreditor Agent or other Senior Secured Party of a rate or amount payable to the Senior Secured Parties or any of them shall be, in the absence of manifest error, prima facie evidence of the matters to which it relates as against the Ormat Equity Parties.

24.2	Basis of accrual

Interest payable under this Deed shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days.

24.3	Payments

Any amount payable by an Ormat Equity Party to a Senior Secured Party under the Senior Finance Documents to which that Ormat Equity Party is a party shall, unless the Senior Finance Document provides otherwise, be paid to the account nominated by an Agent for that purpose in immediately available, freely transferable and cleared funds.

25.	Assignments and Transfer

25.1	Benefit of agreement

This Deed shall be binding on and enure to the benefit of each Party and its or any subsequent respective successors and permitted transferees and assigns.

25.2	Transfers

No Party (other than a Senior Secured Party) may Dispose of any of, or any interest in, its rights, benefits or obligations under this Deed except as otherwise provided in this Deed or the other Senior Finance Documents.

25.3	Changes in Agents

(a)

The Intercreditor Agent or the Offshore Security Agent may at any time assign its rights and/or transfer its obligations under this Deed to any person who may be appointed as its successor pursuant to the Common Terms Agreement.

(b)

Any assignment or transfer by any of the Parties pursuant to paragraph (a) above will become effective on the date stated in such notice identifying the date on which such transfer should take effect for the purposes of this Deed.

26.	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Senior Secured Party any right or remedy under any Senior Finance Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

27.	Severability

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

28.	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

29.	Notices

29.1	Giving of Notices

All notices or other communications under or in connection with this Deed shall be given in writing and, unless otherwise stated, may be made by letter or facsimile (or if the recipient so agrees by electronic communication pursuant to Clause 29.3 (Electronic Communication)). A copy of all notices and other communications shall also be sent via electronic mail to the recipient of the notice or other communication. Any such notice will be deemed to be given as follows:

(a)	if by letter, when delivered personally or on actual receipt;

(b)	if by facsimile, when received in legible form; and

(c)	if by way of electronic communication:

(i)	if the recipient has agreed to receive the notice by electronic communication, when received in legible form by the recipient; or

(ii)	if it complies with the rules under Clause 29.3 (Electronic Communication).

However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

29.2	Addresses for Notices

(a)

The address and facsimile number of the Ormat Sponsor are:

6225 Neil Road

Reno, NV 89511
U.S.A.

Attn:              Connie Stechman

Facsimile:      +1 (775) 356-9039

E-mail:            CStechman@ormat.com

or such other as the Ormat Sponsor may notify to the Intercreditor Agent by not less than five (5) Business Days’ notice.

(b)

The address and facsimile number of the Ormat HoldCo are:

Ormat Holding Corp.

c/o Maples and Calder

PO Box 309

Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Attn:              The Directors

Facsimile:      +1 (345) 949-8080

With a copy to:

Ormat International, Inc.

6225 Neil Road

Reno NV 89511

U.S.A.

Attn:             Connie Stechman

E-mail:           CStechman@ormat.com

or such other as the Ormat HoldCo may notify to the Intercreditor Agent by not less than five (5) Business Days’ notice.

(c)

The address and facsimile number of the Ormat Shareholder are:

OrPower 11 Inc.

c/o Maples and Calder

PO Box 309

Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Attn:              The Directors

Facsimile:      +1 (345) 949-8080

With a copy to:

Ormat International, Inc.

6225 Neil Road

Reno NV 89511

U.S.A.

Attn:             Connie Stechman

E-mail:           CStechman@ormat.com

or such other as the Ormat Shareholder may notify to the Intercreditor Agent by not less than five (5) Business Days’ notice.

(d)	The address and facsimile number of the Ormat Borrower Entity are as set out in the Common Terms Agreement.

(e)	The address and facsimile number of the Operator are as set out in the Common Terms Agreement.

(f)	The address and facsimile number of the Intercreditor Agent are:

168 Robinson Road #11-01 Capital Tower Singapore 068912

Attn:	Patricia Yap / Yvonne Ong
Telephone:	+65 6416-0644 / +65 6416-0633
Facsimile:	+65 6416-0658 / +65 6416-0659
E-mail:	patricia.yap@mizuho-cb.com / yvonne.ong@mizuho-cb.com

or such other as the Intercreditor Agent may notify to the other Parties by not less than five (5) Business Days’ notice.

(g)	The address and facsimile number of the Offshore Security Agent:

Mizuho Bank (USA)

c/o Mizuho Bank Ltd., New York Branch

1251 Avenue of the Americas

New York, NY 10020
U.S.A.

Attn:                   Project Finance - Portfolio/Agency Team

Facsimile:           +1 (212) 282-3618

E-mail:                 brian.caldwell@mizuhocbus.com

or such other as the Offshore Security Agent may notify to the Intercreditor Agent by not less than five (5) Business Days’ notice.

29.3	Electronic Communication

(a)	Any communication to be made to any Party under or in connection with this Deed may be made by electronic mail or other electronic means, if that Party:

(i)	agrees that, unless and until notified to the contrary, this is an accepted form of communication (and notification to the contrary has not been given);

(ii)	notifies each other Party in writing of its electronic mail address and/or any other information required to enable the sending and receipt of information to it by that means; and

(iii)	notifies each other Party of any change to its address or any other such information supplied by them.

(b)

Any electronic communication made will be effective only when actually received in readable form and in the case of any electronic communication made to the Intercreditor Agent only if it is addressed in such a manner as the Intercreditor Agent shall specify for this purpose.

30.	Language

(a)	Any notice given under or in connection with this Deed must be in English.

(b)	All other documents provided under or in connection with this Deed must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Intercreditor Agent, accompanied by a certified English translation (at the expense of the Ormat Borrower Entity) and, in such case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.	Trusts

31.1	Beneficiaries

The benefit of this Deed (including the warranties and undertakings and any sum received by the Offshore Security Agent pursuant to this Deed) shall be held by the Offshore Security Agent as trustee upon and subject to the terms of the Senior Finance Documents for the benefit of the relevant Senior Secured Parties as security for the Senior Secured Liabilities.

31.2	Perpetuity period

The perpetuity period for each trust created by this Deed shall be one hundred and twenty five (125) years from the date of this Deed.

31.3	Trusts

If a Subordinated Creditor is required to hold any distribution or payment of monies in trust for the Offshore Security Agent under this Deed, each Subordinated Creditor shall ensure that it does so to the fullest extent permitted by law and if not so permitted, shall hold the same as the property of persons entitled.

31.4	Invalid trusts

If, for any reason, a trust in favour of the Offshore Security Agent under this Deed is or becomes or is deemed to be invalid or unenforceable, each Subordinated Creditor will pay and deliver to the Intercreditor Agent an amount equal to the distribution or payment or monies received, recovered, receivable or recoverable in cash or, if in kind, the value conferred, in each case which that Subordinated Creditor would otherwise have been bound to hold on trust for the Offshore Security Agent.

32.	Dispute Resolution

32.1	Disputes

(a)

Any dispute, controversy or claim arising out of, relating to, or in connection with this Deed, including one regarding the breach, existence, validity or termination of this Deed or the consequences of its nullity and any non-contractual or other dispute (each a “Dispute”) shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the Rules of the Singapore International Arbitration Centre in effect at the time of the arbitration (the “Rules”), except as they are modified by the provisions of this Deed.

(b)	The seat of the arbitration shall be Singapore, and the arbitration shall be conducted in the English language.

32.2	Arbitrators

(a)	The arbitration shall be conducted by three arbitrators appointed in accordance with the Rules.

(b)

The two arbitrators nominated by the Parties shall nominate a third arbitrator to be the presiding arbitrator (the “Presiding Arbitrator”) within fourteen (14) days after the nomination of the second arbitrator, failing which the Presiding Arbitrator shall be appointed by the President of the Court of Arbitration of the Singapore International Arbitration Centre.

(c)	All the arbitrators shall be qualified lawyers admitted to practice in England and Wales.

32.3	Award

(a)

The arbitration award(s) rendered by the arbitral tribunal shall be final and binding on the Parties. To the fullest extent permitted under any Applicable Law, the Parties irrevocably exclude and agree not to exercise any right to refer points of law or to appeal to any court or other judicial authority. Judgment on the award, however, may be entered and enforced by any court of competent jurisdiction.

(b)

Unless the arbitral tribunal determines, in its discretion, that more time is necessary, the Parties shall use their best efforts to enable the arbitral tribunal to conduct the arbitration and the final hearing within six (6) months of the service of the relevant statement of claim, with the expectation that the final award will follow as soon as possible thereafter.

(c)	The arbitral award shall be made and payable in Dollars, free of any tax or other deduction.

32.4	Interim Measures

(a)

The Intercreditor Agent may apply before the arbitral tribunal is appointed to a court for interim measures of protection or pre-award relief, including injunctive, attachment, and conservation orders (“Interim Measures”). The Parties agree that seeking and obtaining such court-ordered Interim Measures shall not waive the right to arbitration.

(b)

Subject to paragraph (c) below, the arbitral tribunal (or, where the full tribunal is unable to act quickly enough, the presiding arbitrator acting alone) may grant Interim Measures. Hearings on requests for Interim Measures may be held in person, by telephone or video conference, or by other means that permit the Parties to the Dispute to present evidence and arguments. Each Ormat Equity Party, the Ormat Borrower Entity and the Operator may be required to provide appropriate security in connection with such measures.

(c)

The arbitral tribunal and any emergency arbitrator shall not be authorised to take or provide, and each Ormat Equity Party, the Ormat Borrower Entity and the Operator agrees that it shall not seek from any judicial authority, any Interim Measures against any Senior Secured Party, its property or assets.

32.5	Confidentiality

The Parties agree and undertake to abide by the confidentiality provisions of the Rules save that Rule 35.2 shall not restrict the disclosure of Information to the extent that any Senior Secured Party is permitted to disclose any Information pursuant to the provisions in this Deed.

32.6	Consolidation

(a)

In order to facilitate the comprehensive resolution of related disputes, the arbitral tribunal first convened (“First Tribunal”) in an existing arbitral proceeding (“Existing Arbitration”) issued under this Deed or any other Senior Finance Document (“Related Agreement”) may direct, upon request by any Party, the consolidation of any other arbitration proceeding involving some or all of the Parties to this Deed or a Related Agreement, to be decided by the First Tribunal in a single arbitral proceeding together with the Existing Arbitration. In deciding whether to consolidate arbitrations, the First Tribunal shall have regard to, inter alia, whether:

(i)	there are issues of fact or law common to the arbitrations so that a consolidated proceeding would be more efficient than separate proceedings;

(ii)	the rights to relief claimed are in respect of or arise out of the same transaction or series of transactions; and

(iii)	any Party would be materially prejudiced as a result of consolidation, through undue delay or otherwise.

(b)

The Parties agree that every Party to arbitrations sought to be consolidated shall be invited to make submissions to the First Tribunal in respect of each consolidation application. The Parties undertake to adhere to and to cause the adherence to the consolidation decision of the First Tribunal.

32.7	Waiver of Immunity

Each Ormat Equity Party irrevocably and unconditionally:

(a)	agrees not to claim any immunity from any proceedings brought by a Senior Secured Party against it in relation to a Senior Finance Document and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

33.	Governing Law

This Deed and any non-contractual obligations arising out of or in connection with this Deed are governed by English law.

IN WITNESS WHEREOF this Deed has been executed as a deed and is intended to be and is hereby delivered on the date first written above.

Schedule 1

Part A – Form of Standby Letter of Credit

To:         [_____]

as Offshore Security Agent on behalf of the Senior Secured Parties as beneficiary (the “Beneficiary”)

Date:      [_____]

Irrevocable Standby Letter of Credit no. _______________

At the request of Ormat International, Inc. (the “Ormat Sponsor”), [Issuing Bank] (the “Issuing Bank”) issues this irrevocable standby letter of credit (“Letter of Credit”) in your favour, with respect to the Ormat Sponsor’s [Unutilised Base Equity Commitment] [Unutilised Contingent Equity Commitment] on the following terms and conditions:

1.	DEFINITIONS

In this Letter of Credit:

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in Israel.

“Demand” means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit (in the event that any Demand is communicated electronically by SWIFT, that Demand will not be required to be executed).

“Expiry Date” means [_____].

“Total L/C Amount” means [_____].

2.	ISSUING BANK’S AGREEMENT

(a)	The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuing Bank a duly completed Demand.

(b)	A Demand must be received by the Issuing Bank by no later than 12:00 p.m. (Israel time) on the Expiry Date.

(c)

Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within three (3) Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(d)

The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.	EXPIRY

(a)

The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

(b)

Unless previously released under paragraph (a) above, at 12:00 p.m. (Israel time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under this Letter of Credit that remains unpaid.

(c)	When the Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

4.	PAYMENTS

All payments under this Letter of Credit shall be made in U.S. Dollars and for value on the due date to the account of the Beneficiary specified in the Demand.

5.	DELIVERY OF DEMAND

Each Demand shall be in writing, and, unless otherwise stated, must be made by letter or authenticated SWIFT and must be received in legible form by the Issuing Bank at its address and by the particular department or office (if any) as follows:

[_____]

6.	ASSIGNMENT

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.	ISP

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

8.	GOVERNING LAW

This Letter of Credit, and all non-contractual obligations arising out of or in connection with this Letter of Credit, are governed by, and shall be construed in accordance with, English law.

9.	JURISDICTION

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit (including a dispute relating to any non-contractual obligation arising out of or in connection with it).

Yours faithfully,

for and on behalf of

[Issuing Bank]

SCHEDULE TO LETTER OF CREDIT

FORM OF DEMAND

[Date]

To:     [Issuing Bank]

Dears Sirs

Standby Letter of Credit no. [_____] issued in favour of [Beneficiary] (the “Letter of Credit”)

We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

We certify that the sum of USD[_____] is due under [set out underlying contract or agreement]. We therefore demand payment of the sum of USD[_____].

Payment should be made to the following account:

Name:	[_____]
Account Number:	[_____]
Bank:	[_____]

The date of this Demand is not later than the Expiry Date.

Signed:
	Authorised Signatory	Authorised Signatory

for [Beneficiary]

Part B – Form of Payment Letter of Credit

STANDBY LETTER OF CREDIT PAGE 1	IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER [●] - NEW YORK
PLACE OF ISSUE: NEW YORK DATE OF ISSUE: [MM DD, YYYY]	DATE AND PLACE OF EXPIRY: [●] AT OUR COUNTERS IN NEW YORK
ADVISED BY MAIL
APPLICANT: ORMAT INTERNATIONAL, INC. (ORMAT SPONSOR) [ADDRESS]	BENEFICIARY: MIZUHO BANK (USA), [ADDRESS] ATTENTION: PROJECT FINANCE-PORTFOLIO/AGENCY TEAM AS OFFSHORE SECURITY AGENT ON BEHALF OF THE SENIOR SECURED PARTIES AS BENEFICIARY (THE “BENEFICIARY”)
ADVISING BANK: NOT APPLICABLE	AMOUNT: USD[_____] ([STATE US DOLLAR AMOUNT])
PARTIAL DRAWINGS PERMITTED

CREDIT AVAILABLE WITH

[INSERT NAME OF ISSUING BANK]

BY PAYMENT AGAINST PRESENTATION

OF THE DOCUMENT (S) DETAILED HEREIN

AND OF BENEFICIARY’S DRAFT (S) AT

SIGHT DRAWN ON [INSERT NAME OF ISSUING BANK],

[ADDRESS]

At the request of Ormat International, Inc. (the “Ormat Sponsor”), we [Issuing Bank] (the “Issuing Bank”) hereby establish this irrevocable nontransferable Letter of Credit (“Letter of Credit”) in your favour, with respect to the Ormat Sponsor’s [Unutilised Base Equity Commitment] for the amount of USD[_____] (the “Available Amount”) effective immediately on the following terms and conditions:

1.	DEFINITIONS

In this Letter of Credit:

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in New York.

“Draw Request” means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.

“Drawing Certificate” means a drawing certificate substantially in the form of the schedule to this Letter of Credit (in the event that any Drawing Certificate is communicated electronically by SWIFT, that Drawing Certificate will not be required to be executed).

“Expiry Date” means [_____].

“Total Available Amount” means [_____].

2.	ISSUING BANK’S AGREEMENT

(a)

Subject to the terms and conditions herein, funds under this Letter of Credit are available to Beneficiary by presentation (by no later than 5:00 p.m. New York time on the Expiry Date) of the following:

(i)	A Drawing Certificate which forms an integral part hereof, completed and bearing the signature of an authorized representative of the Beneficiary.

(b)

The Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within three (3) Business Days of receipt by it of a Drawing Certificate, it must pay to the Beneficiary the amount demanded in that Drawing Certificate.

(c)

The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total Available Amount.

(d)

Partial drawing and multiple presentations of funds shall be permitted under this Letter of Credit, and this Letter of Credit shall remain in full force and effect with respect to any continuing balance; provided that the Available Amount shall be reduced by the amount of each such Drawing Certificate.

3.	EXPIRY

(a)

The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified in writing by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

(b)

Unless previously released under paragraph (a) above, at our counter at 5:00 p.m. on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Drawing Certificate validly presented under the Letter of Credit that remains unpaid.

(c)	When the Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

4.	PAYMENTS

All payments under this Letter of Credit shall be made in U.S. Dollars and for value on the due date to the account of the Beneficiary specified in the Drawing Certificate.

5.	DELIVERY OF DEMAND

Each Demand shall be in writing, and, unless otherwise stated, must be made by letter or authenticated SWIFT and must be received in legible form by the Issuing Bank at its address and by the particular department or office (if any) as follows:

Attn:     [_____]

[_____]

6.	ASSIGNMENT

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.	ISP

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

8.	GOVERNING LAW

This Letter of Credit, and all non-contractual obligations arising out of or in connection with this Letter of Credit, are governed by, and shall be construed in accordance with, English law.

9.	JURISDICTION

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit (including a dispute relating to any non-contractual obligation arising out of or in connection with it).

Yours faithfully,

for and on behalf of

[Issuing Bank]

SCHEDULE TO LETTER OF CREDIT

FORM OF DRAWING CERTIFICATE

[Date]

To:     [Issuing Bank]

Dears Sirs

Letter of Credit no. [_____] issued in favour of [Beneficiary] (the “Letter of Credit”)

We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Drawing Certificate.

We certify that the sum of USD[_____] is due under [set out underlying contract or agreement]. We therefore demand payment of the sum of USD[_____].

Payment should be made to the following account:

Name:	[_____]
Account Number:	[_____]
Bank:	[_____]

The date of this Drawing certificate is not later than the Expiry Date.

Signed:
	Authorised Signatory	Authorised Signatory

for [Beneficiary]

Schedule 2

Form of Equity Acceleration Notice

[Letterhead of the Intercreditor Agent]

Date: ____________

Ormat International, Inc.
[Address]
Attn: [●]

OrSarulla Inc.
[Address]
Attn: [●]

EQUITY ACCELERATION NOTICE

Dear Sirs:

ORMAT EQUITY SUPPORT DEED

This Equity Acceleration Notice is delivered to you pursuant to the Ormat Equity Support Deed dated [●] (as amended, modified and supplemented and in effect from time to time, the “Equity Support Deed”) between, amongst others, Ormat International, Inc. as Ormat  Sponsor, OrSarulla Inc. as Ormat Borrower Entity, [●] as Intercreditor Agent and [●] as Offshore Security Agent. All capitalised terms used in this Equity Acceleration Notice shall have the respective meanings specified in the Equity Support Deed.

Pursuant to Clause 4.1[(a) / (b) / (c)] 1 (Right to accelerate) of the Equity Support Deed, we hereby notify you that:

(a)

[an Event of Default is subsisting;] [the Intercreditor Agent has exercised Remedies pursuant to which all Senior Loans have been declared prematurely due and payable;] [the circumstances described in Clauses 4.1(c)(i) and 4.1(c)(ii) (Right to accelerate) have occured;][2]

(b)

the amount [of the Unutilised Base Equity Commitment is USD[●] (the “Amount Payable ”);] [of the Unutilised Contingent Equity Commitment is USD[●] (the “Amount Payable”);] [required to be paid pursuant to Clause 4.1(c)(Right to accelerate) is USD[●] (the “Amount Payable”) (a breakdown of which is attached to this Equity Contribution Notice);][3]

(c)	The Sponsor is required to pay the Amount Payable into the following account in Dollars in immediately available funds within seven (7) Business Days of the date of this Equity Acceleration Notice.

                Name:                             [_____]

Account Number:        [_____]

Bank:                              [_____]

_______________________

1           Select as appropriate.

2           Select as appropriate.

3           Select as appropriate.

Yours faithfully,

[ ● ]
as Intercreditor Agent

By:

Name:

Title:

SIGNATORIES

Ormat Sponsor

EXECUTED as a deed by:)
ORMAT INTERNATIONAL, INC.)
acting by)
AMNON GABBAY)
acting under authority of that)
company, in the presence of:) ....

....
(Signature of witness)

Name: Daijiroh Watanabe

Address: 5-1, Kita-Aoyama 2-chome,
Minato-ku, Tokyo 107-8077,
Japan

Ormat Equity Support Deed
Signature Page - 1

Ormat HoldCo

EXECUTED as a deed by:)
ORMAT HOLDING CORP.)
acting by)
AMNON GABBAY)
acting under authority of that)
company, in the presence of:)

) ....

....
(Signature of witness)

Name: Daijiroh Watanabe

Address: 5-1, Kita-Aoyama 2-chome
Minato-ku, Tokyo 107-8077
Japan

Ormat Equity Support Deed
Signature Page - 2

Ormat Shareholder

EXECUTED as a deed by: **ORPOWER 11 INC.** acting by AMNON GABBAY acting under authority of that company, in the presence of:	)))))))))	....

Name: Daijiroh Watanabe

Address: 5-1, Kita-Aoyama 2-chome
Minato-ku, Tokyo 107-8077
Japan

....
(Signature of witness)

Ormat Equity Support Deed
Signature Page - 3

Ormat Borrower Entity

EXECUTED as a deed by:)
ORSARULLA INC.)
acting by)
)
AMNON GABBAY)
)
acting under authority of that)
company, in the presence of:)
) ....

Name: Daijiroh Watanabe ....

Address: 5-1, Kita-Aoyama 2-chome, Minato-ku, Tokyo 107-8077, Japan

(Signature of witness)

Ormat Equity Support Deed
Signature Page - 4

Operator

EXECUTED as a deed by:
SARULLA OPERATIONS LTD
acting by

Takao Shinohara

acting under authority of that company, in the presence of:

Name: Mika Akazawa

Address: Power Project Section No.3 Power Project Department ITOCHU Corporation 5-1, Kita-Aoyama 2chome, Minatoku, Tokyo 107-8077, Japan

(Signature of witness)

Ormat Equity Support Deed
Signature Page - 5

Intercreditor Agent

EXECUTED as a deed by: **MIZUHO BANK, LTD.** acting by Yukitaka Tsukahara General Manager of Asia Department acting under authority of that company, in the presence of:	)))))))) ....

Name: CAROLINE KING

Address: LATHAM & WATKINS LLP
9 RAFFLES PLACE
#42-02 REPUBLIC PLAZA
SINGAPORE 048619

....
(Signature of witness)

Ormat Equity Support Deed
Signature Page - 6

Offshore Security Agent

EXECUTED as a deed by:
MIZUHO BANK (USA)
acting by

Brian T. Caldwell, Senior Vice President

acting under authority of that company, in the presence of:

Brian T. Caldwell

Rosa Martinez-Bynon
(Signature of witness)

Name: Rosa Martinez-Bynon

Address: 1251 Avenue of the Americas

New York, NY 10020

Ormat Equity Support Deed
Signature Page - 7